EXHIBIT 2.1





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                               PURCHASE AGREEMENT


                           Dated as of October 1, 2003


                                      Among


                    FIRST AMERICAN REAL ESTATE SOLUTIONS LLC
                                    as Buyer


                        TRANSAMERICA FINANCE CORPORATION
                                    as Parent


                                       and


                              TREIS HOLDINGS, INC.
                                    as Seller


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


                              TABLE OF CONTENTS(1)
                              -----------------

SECTION 1.          DEFINITIONS AND INTERPRETATIONS............................1

         1.1        Defined Terms..............................................1
         1.2        Principles of Construction................................10

SECTION 2.          REPRESENTATIONS OF THE SELLER AND PARENT..................10

         2.1        Existence and Good Standing...............................10
         2.2        Binding Effect; Authorization; Capacity...................11
         2.3        Capitalization............................................11
         2.4        Subsidiaries and Investments..............................12
         2.5        Financial Statements......................................12
         2.6        Books and Records.........................................12
         2.7        Title to Properties; Encumbrances.........................13
         2.8        Owned Real Property.......................................13
         2.9        Leases....................................................13
         2.10       Material Contracts........................................14
         2.11       Restrictive Documents.....................................16
         2.12       Litigation................................................16
         2.13       Taxes.....................................................16
         2.14       Insurance.................................................17
         2.15       Intellectual Properties...................................18
         2.16       Compliance with Laws......................................20
         2.17       Governmental Licenses.....................................20
         2.18       Labor Matters.............................................21
         2.19       Employee Benefit Plans....................................22
         2.20       Interests in Clients, Suppliers, Etc......................27
         2.21       No Changes Since Balance Sheet Date.......................27
         2.22       Consents and Approvals; No Violations.....................28
         2.23       Certain Agreements Affected by the Closing................28
         2.24       Broker's or Finder's Fees.................................29
         2.25       Copies of Documents.......................................29
         2.26       Environmental Matters.....................................29
         2.27       Claims History............................................29

SECTION 3.          REPRESENTATIONS OF THE BUYER..............................29

         3.1        Binding Effect; Authorization; Power......................29
         3.2        Litigation................................................30

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1    This Table of Contents is provided for convenience only and does not form a part of this Purchase Agreement.


                                      (i)

         3.3        Restrictive Documents.....................................30
         3.4        Consents and Approvals; No Violations.....................30
         3.5        Financing.................................................30
         3.6        Broker's or Finder's Fees.................................31

SECTION 4.          THE TRANSACTION...........................................31

         4.1        Sale of Interests.........................................31
         4.2        Purchase Price............................................32
         4.3        Determination of Accounting Differential..................32
         4.4        Closing...................................................33
         4.5        Allocation of Purchase Price..............................33
         4.6        Corporate Matters.........................................34

SECTION 5.          CERTAIN COVENANTS.........................................34

         5.1        Conduct of the Companies' Businesses Prior to Closing.....34
         5.2        Conduct of the Buyer's Business Prior to Closing..........35
         5.3        Exclusive Dealing.........................................35
         5.4        Due Diligence; Further Assurances.........................36
         5.5        Reasonable Best Efforts...................................36
         5.6        Employee Matters..........................................37
         5.7        Tax Covenants.............................................39
         5.8        Domain Names..............................................40
         5.9        Estimation of Accounting Differential.....................40
         5.10       Inter-Company Debt........................................41
         5.11       Transamerica Name and Mark................................41
         5.12       Control of the Seller.....................................42
         5.13       Assistance in Proceedings.................................42

SECTION 6.          CONDITIONS PRECEDENT......................................43

         6.1        Conditions of all Parties.................................43
         6.2        Conditions of the Buyer...................................43
         6.3        Conditions of Parent and the Seller.......................45

SECTION 7.          TERMINATION...............................................45

         7.1        Events of Termination.....................................45
         7.2        Effect of Termination.....................................46

SECTION 8.          SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION..............46

         8.1        Survival of Representations...............................46
         8.2        General Indemnification...................................47
         8.3        Tax and Flood Claims......................................48
         8.4        ALLTEL Agreements.........................................48
         8.5        Vesting Under AEGON Plans.................................48
         8.6        Indemnification Procedure.................................49


                                      (ii)

SECTION 9.          TAX MATTERS...............................................50

         9.1        Tax Returns...............................................50
         9.2        Payment of Taxes..........................................51
         9.3        Controversies.............................................51
         9.4        Transfer Taxes............................................52
         9.5        Amended Returns...........................................52
         9.6        Prior Tax Agreements......................................52
         9.7        Indemnification...........................................53
         9.8        Post-Closing Access and Cooperation.......................53

SECTION 10.         MISCELLANEOUS.............................................54

         10.1       Knowledge.................................................54
         10.2       Expenses..................................................54
         10.3       Confidentiality; Public Announcements; Tax Treatment......55
         10.4       Governing Law.............................................55
         10.5       Notices...................................................56
         10.6       Parties in Interest.......................................57
         10.7       Counterparts..............................................57
         10.8       Entire Agreement..........................................57
         10.9       Amendments................................................57
         10.10      Third Party Beneficiaries.................................57


SELLER DISCLOSURE LETTER


EXHIBITS

         Exhibit A........................Calculation of Accounting Differential
         Exhibit B........................Form of Guarantee
         Exhibit C........................Form of Noncompete Agreement
         Exhibit D........................Form of Transition Services Agreement




                                     (iii)
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                               PURCHASE AGREEMENT
                               ------------------

         This PURCHASE AGREEMENT (as the same may be amended, modified and supplemented, this "Agreement") dated as of October 1, 2003 among FIRST AMERICAN REAL ESTATE SOLUTIONS LLC, a California limited liability company (the "Buyer"), TRANSAMERICA FINANCE CORPORATION, a Delaware corporation (the "Parent"), and TREIS HOLDINGS, INC., a Delaware corporation (the "Seller"; the Buyer, Parent and the Seller each, a "Party" and, collectively, the "Parties").

                              W I T N E S S E T H :
                              -------------------

         WHEREAS, immediately prior to the Conversion (as defined below), the Seller owned all of the issued and outstanding shares of capital stock of Transamerica Real Estate Tax Service, Inc., a Delaware corporation ("TRETS"), and Transamerica Flood Hazard Certification, Inc., a Delaware corporation ("TFHC"; TRETS and TFHC each, a "Company" and collectively, the "Companies");

         WHEREAS, on September 30, 2003, the Seller caused each of the Companies to be converted to a Delaware limited liability company in accordance with
Section 18-214 of the Delaware Limited Liability Company Act (the "Conversion");

         WHEREAS, after giving effect to the Conversion, the Seller owns all of the issued and outstanding membership interests (the "Interests") in the Companies;

         WHEREAS, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, the Interests pursuant to the terms and conditions of this Agreement;

         WHEREAS, it is the intention of the Parties that, upon consummation of the purchase and sale of the Interests pursuant to this Agreement, the Buyer or its designee shall own all of the issued and outstanding equity interests in the Companies; and

         WHEREAS, the Seller is a wholly-owned subsidiary of Parent;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the Parties agree as follows:


                                   SECTION 1.
                         DEFINITIONS AND INTERPRETATIONS
                         -------------------------------

      1.1. Defined Terms. In this Agreement the following words and expressions shall have the following meanings (such meaning to be equally applicable to both the singular and plural forms of the terms defined):

         "Accounting Differential" shall mean, as of any date, the difference resulting from the subtraction of (i) the aggregate of the accounts payable and accrued liabilities (as determined in accordance with GAAP) and Claims Loss Reserves of the Companies as of such date from (ii) the aggregate of the accounts receivable (as determined in accordance with GAAP and which, for the avoidance of doubt, is net of the allowance for doubtful accounts) of the Companies as of such date (excluding accounts receivable that are more than 180 days past due and which are not included in the computation of the allowance for doubtful accounts) and the amount of the Two-Day Compensation, calculated in accordance with Exhibit A.

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided that, for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the ownership of fifty percent (50%) or more of the equity interest of such Person or the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreed Claims" shall have the meaning provided in Section 8.6(d).

         "Agreement" shall have the meaning provided in the introductory paragraph.

         "ALLTEL" shall mean ALLTEL Information Services, Inc., an Arkansas corporation, and its successors and assigns.

         "ALLTEL Alliance Agreement" shall mean that certain Alliance Agreement dated as of November 30, 1998 between ALLTEL and Transamerica Real Estate Tax Service, a division of Transamerica Corporation, as amended by Amendment No. 1 to Alliance Agreement dated as of January 27, 2003 between ALLTEL and the Companies (as successors to Transamerica Real Estate Tax Service, a division of Transamerica Corporation), and as otherwise amended, modified and supplemented through the date of this Agreement.

         "ALLTEL Software License Agreement" shall mean that certain Software License Agreement dated as of November 30, 1998 between ALLTEL and Transamerica Real Estate Tax Service, a division of Transamerica Corporation, as amended by Amendment No. 1 to Software License Agreement dated as of January 27, 2003 between ALLTEL and the Companies (as successors to Transamerica Real Estate Tax Service, a division of Transamerica Corporation), and as otherwise amended, modified and supplemented through the date of this Agreement.

         "Arbitrator" shall have the meaning provided in Section 4.3(b)(i).

         "Assumed Benefit Plans and Arrangements" shall mean those Employee Benefit Plans and Employee Benefit Arrangements maintained by a Company that are identified on Schedule 5.6(a).

         "Balance Sheets" shall mean the unaudited balance sheets of the Companies as of the Balance Sheet Date.

         "Balance Sheet Date" shall mean June 30, 2003.

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         "Business Day" shall mean any day, other than a Saturday, Sunday or a day on which banks located in Los Angeles, California or Chicago, Illinois shall be authorized or required by law to close.

         "Buyer" shall have the meaning provided in the introductory paragraph.

         "Buyer Flexible Benefit Plan" shall have the meaning provided in
Section 5.6(d).

         "Buyer Taxes" shall mean, except as otherwise provided in Section 9.4, all Taxes payable with respect to the properties, income and operations of the Companies for Post-Closing Periods (other than Taxes described in (ii) and (iii) of the definition of Seller Taxes) and Excess Conversion Taxes.

         "Certificate" shall have the meaning provided in Section 8.6(a).

         "Claims Loss Reserves" shall mean claims loss reserves as determined in accordance with the policy described on Schedule 1.1.

         "Closing" shall have the meaning provided in Section 4.4.

         "Closing Date" shall have the meaning provided in Section 4.4.

         "Closing Date Accounting Differential" shall have the meaning provided in Section 4.3(a).

         "COBRA" shall have the meaning provided in Section 2.19(d).

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Company" and "Companies" shall have the meaning provided in the recitals. All references to the Companies herein shall include, where applicable, the resulting limited liability companies into which the Companies have been converted pursuant to the Conversion.

         "Company Intellectual Property" shall mean all Intellectual Property owned by a Company; provided that "Company Intellectual Property" shall not include (except as set forth in Section 5.12) any rights whatsoever relating to the Transamerica Marks.

         "Confidentiality Agreements" shall mean, collectively, the (i) letter agreement dated May 5, 2003, as amended by the letter of intent dated August 15, 2003, among The First American Corporation, the Buyer and Transamerica Corporation, and (ii) letter agreement dated August 26, 2003 between Parent and The First American Corporation.

         "Contracts" means any note, bond, mortgage, indenture, guarantee, license, franchise, permit, agreement, understanding, arrangement, contract, commitment, lease, franchise agreement or other instrument or obligation (whether oral or written), each including all amendments, supplements and other modifications thereto.

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         "Conversion" shall have the meaning provided in the recitals.

         "Designated Individuals" shall mean, (i) with respect to the Buyer, the following individuals: Barry Sando, Dennis Gilmore, Jerry Hoerauf and Kenneth DeGiorgio; and (ii) with respect to the Seller, the following individuals:
Christopher Gillock, Kevin Harrington, Kevin Walsh, Tom Della Torre, James Schoedinger and Gail Kane.

         "Employee" shall mean each individual employed by one of the Companies on the Closing Date (including any individual then on sick leave, short-term disability, leave of absence or vacation).

         "Employee Benefit Arrangements" shall mean any benefit arrangement, obligation, custom or practice (other than an Employee Benefit Plan), whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, officers, employees, or agents, including employment agreements, severance agreements, compensation arrangements, (including stock options or other equity-based compensation, incentive programs or arrangements, sick leave, vacation pay, salary continuation for short-term disability, severance pay policies or other compensation arrangements) workers compensation, bonus, tuition reimbursement, employee discounts, any plans providing dependent care benefits and any plans providing benefits or payments in the event of a change of control, change in ownership or sale of a substantial portion (including all or substantially all) of the assets of any business or part thereof, in each case provided or maintained by the Seller, Parent, the Companies or any of their Affiliates for the benefit of Employees or former employees, directors or agents of the Companies.

         "Employee Benefit Plans" shall have the meaning provided in Section 2.19(a).

         "Encumbrances" shall mean all liens, security interests, options, rights of first refusal, claims, easements, mortgages, charges, indentures, deeds of trust, rights of way, restrictions on the use of real property, encroachments, licenses to third parties, leases to third parties, security agreements, or any other encumbrances and other restrictions or limitations on use of real or personal property.

         "Entity" shall mean any Person that is not a natural person.

         "Environmental Law" shall mean any law, order or other requirement of law, including any principle of common law, relating to the protection of human health or the environment, or to the manufacture, use, transport, treatment, storage, disposal, release or threatened release of petroleum products, asbestos, urea formaldehyde insulation, polychlorinated biphenyls or any substance listed, classified or regulated as hazardous or toxic, or any similar term, under such Environmental Law.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "Estimated Accounting Differential" shall have the meaning provided in
Section 5.9(a).

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         "Excess Conversion Taxes" means all Taxes payable by Parent, the Seller and/or the Companies as a result of, or with respect to, the Conversion and the sale of the Companies pursuant to this Agreement, but only to the extent that the aggregate amount of such Taxes payable by Parent, the Seller and/or the Companies exceeds the aggregate amount of Taxes that would have been payable by Parent, the Seller and/or the Companies had the sale of the Companies to the Buyer pursuant to this Agreement been structured as a sale of the stock of the Companies without the Conversion, and had an election under Section 338(h)(10) of the Code (and any corresponding provision of all applicable state and local taxing jurisdictions) been made with respect to such sale.

         "Existing Stock" shall have the meaning provided in Section 5.11.

         "Financial Statements" shall mean the Balance Sheets, the related unaudited consolidated statements of income, cash flows and changes in stockholders' equity of the Companies for and as of the six months ended June 30, 2003 and the unaudited consolidated balance sheets and statements of income, cash flows and changes in stockholders' equity of the Companies for and as of the fiscal years ended December 31, 2000, December 31, 2001 and December 31, 2002, in each case together with any explanatory notes thereto.

         "Flood Claims" shall mean claims (including claims in respect of alleged diminution in value of real property) or settlement of such claims (including such settlements made for the purpose of preserving customer goodwill) arising from actual or alleged erroneous flood zone determinations by a Company.

         "GAAP" shall mean, at any time or during any period, United States generally accepted accounting principles as in effect at such time or during such period (or if no period is specified, as of the date of this Agreement), applied on a consistent basis.

         "Governmental Entity" shall mean (i) any national government, political subdivision thereof or local jurisdiction therein and (ii) any instrumentality, board commission, court or agency of any of the foregoing, however constituted.

         "Guarantee" shall mean the guarantee made by AEGON USA, Inc. in favor of the Buyer in the form of Exhibit B.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "HSR Filings" shall have the meaning provided in Section 2.22.

         "HSR Termination" shall have the meaning provided in Section 2.22.

         "HSR Waiting Period" shall have the meaning provided in Section 2.22.

         "Indebtedness" of any Person shall mean and include (i) indebtedness for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money, (ii) amounts owing as deferred purchase price for property or services, including all stockholder notes and "earn-out" payments, (iii) indebtedness evidenced by any

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note, bond, debenture, mortgage or other debt instrument or debt security, (iv)
commitments or obligations by which such Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (v) indebtedness secured by an Encumbrance on assets or properties of such Person, (vi) obligations or commitments to repay deposits or other amounts advanced by and owing to third parties (other than amounts received by TRETS from a customer for the payment of real property taxes on behalf of such customer in the Ordinary Course), (vii) obligations under any interest rate, currency or other hedging agreement or (viii) guarantees or other contingent liabilities (including so-called take-or-pay or keep-well agreements) with respect to any indebtedness, obligation, claim or liability of any other Person of a type described in clauses (i) through (vii) above. Indebtedness shall not, however, include accounts payable to trade creditors and accrued expenses arising in the Ordinary Course and shall not include the endorsement of negotiable instruments for collection in the Ordinary Course.

         "Indemnified Party" shall have the meaning provided in Section 8.6(a).

         "Indemnifying Party" shall have the meaning provided in Section 8.6(a).

         "Intellectual Property" shall mean all domestic and foreign: (i) patents, patent applications (including all continuations, continuations-in-part, divisionals, reexaminations and reissues) and invention disclosures (collectively, "Patents"), (ii) trademarks and service marks (whether or not registered) and registrations and applications therefor, corporate and business names, trade names, trade dress, brand names, other indicia of origin and all goodwill associated therewith (collectively, "Trademarks"), (iii) copyrights (whether or not registered), all registrations and applications therefor and all rights of renewal thereof, and computer software programs and object codes (collectively, "Copyrights"), (iv) Internet domain names, applications and reservations therefor, uniform resource locators ("URLs") and the Internet sites (collectively, the "Sites") corresponding thereto, and (v) confidential information, technical data, customer lists, know-how, formulae, designs, processes, procedures, source codes, databases, data collections, inventions, methods and other trade secrets, proprietary information or material of any type, whether recorded or unrecorded (collectively, "Trade Secrets"), and all derivatives, improvements and refinements of, any of the foregoing.

         "Interests" shall have the meaning provided in the recitals.

         "IRS" shall mean the Internal Revenue Service.

         "Knowledge" shall have the meaning provided in Section 10.1.

         "Licensed Company Intellectual Property" shall mean all Intellectual Property (other than Company Intellectual Property or "off the shelf" or other software widely available on generally standard terms and conditions) licensed to a Company pursuant to a Contract currently in effect and used or held for use in the operation of the Companies' respective businesses in the manner in which such businesses are presently operated or contemplated to be operated.

         "Licenses" shall have the meaning provided in Section 2.17.

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         "Losses" shall mean all losses, liabilities, obligations, damages, costs and expenses, including reasonable attorney fees; provided that Losses shall not include any special, consequential, indirect or punitive damages suffered by an Indemnified Party, but shall include, for the avoidance of doubt, out-of-pocket losses, liabilities, obligations, damages, costs or expenses (including reasonable attorney fees) incurred by an Indemnified Party in connection with special, consequential, indirect or punitive damages suffered by a third party.

         "Mandatory Closing Cash Balance" shall have the meaning provided in
Section 5.9(c).

         "Mandatory Termination" shall have the meaning provided in Section
5.10.

         "Material Adverse Effect" shall mean with respect to any Person, a material adverse change in or effect on (i) the validity or enforceability of this Agreement, (ii) the ability of such Person to perform its obligations under this Agreement or any other Related Document to which such Person is a party or
(iii) the business, assets, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole; provided, however, that the term "Material Adverse Effect" shall not include any adverse change, event, circumstance or effect that results from or arises in connection with (a) changes or conditions generally affecting the industries or segments in which the Companies operate, (b) changes in general economic, market or political conditions or changes in market interest rates or (c) the negotiation or execution of this Agreement or the announcement of the transactions contemplated hereby, including the impact thereof on relationships with customers and employees of the Companies.

         "Noncompete Agreement" shall mean the Noncompete Agreement between the Buyer and AEGON USA, Inc. in the form of Exhibit C.

         "Nonconforming Tax Return" shall mean any Tax Return required to be filed by the Buyer after the Closing Date with respect to Taxes imposed or assessed by a jurisdiction, if, for purposes of such Tax, such jurisdiction does not treat the Conversion as a liquidation of the Companies or does not treat the sale transaction contemplated by this Agreement as a sale of assets of the Companies.

         "Notice of Objection" shall have the meaning provided in Section
4.3(b).

         "Ordinary Course" shall mean, with respect to a Company, the ordinary course of commercial operations customarily engaged in by such Company, consistent with past practices (including with respect to quantity and frequency).

         "Overlap Period" shall mean any taxable year or other taxable period beginning on or before the Closing Date and ending after the Closing Date.

         "Parent" shall have the meaning provided in the introductory paragraph.

         "Party" or "Parties" shall have the meaning provided in the introductory paragraph.

         "Patents" shall have the meaning provided in the definition of "Intellectual Property."

         "Permitted Encumbrances" shall have the meaning provided in Section
2.7.

         "Person" shall mean and include any individual, partnership, joint venture, association, joint stock company, corporation, trust, limited liability company, unincorporated organization, a group and a government or other department, agency or political subdivision thereof.

         "Pre-Closing Bonuses" shall have the meaning provided in Section
5.9(c).

         "Post-Closing Period" shall mean all taxable years or other taxable periods ending after the Closing Date including the portion of the Overlap Period beginning on the day immediately following the Closing Date.

         "Pre-Closing Period" shall mean all taxable years or other taxable periods that end on or prior to the Closing Date and, with respect to any Overlap Period, the portion of such Overlap Period ending on, and including, the Closing Date.

         "Purchase Price" shall have the meaning provided in Section 4.2.

         "Related Documents" shall mean this Agreement, the Noncompete Agreement, the Guarantee and the Services Agreement.

         "Seller" shall have the meaning provided in the introductory paragraph.

         "Seller Disclosure Letter" shall mean the disclosure letter prepared and delivered by the Seller to the Buyer and attached to this Agreement.

         "Seller Flexible Benefit Plan" shall have the meaning provided in
Section 5.6(d).

         "Seller Taxes" shall mean, except as otherwise provided in Section 9.4,
(i) all Taxes payable with respect to the properties, income and operations of the Companies for all Pre-Closing Periods, (ii) all Taxes attributable to consummation of the Transactions, (iii) all Taxes arising as a result of the Mandatory Termination and any Voluntary Termination and (iv) all Taxes (other than Buyer Taxes) payable by Parent and/or the Seller for all periods; provided, however, that in no event shall Seller Taxes include any Excess Conversion Taxes.

         "Services Agreement" shall mean the Transition Services Agreement among the Buyer, AEGON USA, Inc. and Parent in the form of Exhibit D.

         "Sites" shall have the meaning provided in the definition of "Intellectual Property."

         "Subsidiary" shall mean, with respect to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (b) any Entity (other than a corporation) in which such Person and/or one more Subsidiaries of such Person has more than a 50% equity interest at the time or otherwise controls the management and affairs of such Entity (including the power to veto any material act or decision).

         "Tax Claims" shall mean claims made or settlements entered into with respect to penalties, fines or other similar fees for real property taxes as a result of an error or omission, or an alleged error or omission, of any Company, net of related recoveries of previously paid claims from property owners, taxing jurisdictions and lenders.

         "Taxes" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges, including all Federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, excise, severance, windfall profits, stamp, license, payroll, social security, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any Person.

         "Tax Matter" shall have the meaning provided in Section 9.3(a).

         "Tax Returns" shall have the meaning provided in Section 2.13(a).

         "Termination Date" shall mean December 31, 2003.

         "TFHC" shall have the meaning provided in the recitals.

         "Trademarks" shall have the meaning provided in the definition of "Intellectual Property."

         "Trade Secrets" shall have the meaning provided in the definition of "Intellectual Property."

         "Transamerica Marks" shall mean (a) the word "Transamerica" or "AEGON,"
(b) the stylized pyramid logo of Transamerica Corporation, (c) any representation or likeness of the Transamerica Building located at 600 Montgomery Street, San Francisco, California, (d) any trademark or service mark owned by the Seller, Parent or an Affiliate thereof using or otherwise incorporating the prefix "Trans," (e) any trademark, trade name or service mark owned by the Seller, Parent or an Affiliate thereof using or otherwise incorporating the word "pyramid" and (f) any trademark, trade name or service mark owned by the Seller, Parent or an Affiliate thereof using or otherwise incorporating the acronyms "TFHC," "TRETS" or "TA."

         "TREIC" shall mean TREIC Joint Venture LLC, a Delaware limited liability company.

         "TRETS" shall have the meaning provided in the recitals.

         "TVMC" shall mean Transamerica Vendor Management and Consulting LLC, a Delaware limited liability company.

         "24/7" shall have the meaning provided in Section 2.15(l).

         "Two-Day Compensation" shall have the meaning provided in Section
5.6(h).

         "URLs" shall have the meaning provided in the definition of "Intellectual Property."

         "VEBA" shall have the meaning provided in Section 2.19(a).

         "Voluntary Termination" shall have the meaning provided in Section
5.10.

         "WARN" shall have the meaning provided in Section 2.18(k).

      1.2   Principles of Construction.

            (a) All references to Articles, Sections, subsections, Exhibits are to Articles, Sections, subsections, Exhibits in or to this Agreement unless otherwise specified. All references to Schedules are to Schedules in the Seller Disclosure Letter unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" is not limiting and means "including without limitation."

            (b) All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

            (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

            (d) The Section headings herein are for convenience only and shall not affect the construction hereof.

            (e) This Agreement is the result of negotiations among and has been reviewed by each Party's counsel. Accordingly, this Agreement shall not be construed against any Party merely because of such Party's involvement in its preparation.


                                   SECTION 2.
                    REPRESENTATIONS OF THE SELLER AND PARENT
                    ----------------------------------------

      Each of Parent and the Seller represents, warrants and agrees in favor of the Buyer, as of the date of this Agreement and as of the Closing Date, as follows:

      2.1 Existence and Good Standing. Immediately prior to the effectiveness of the Conversion, each of the Companies was a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. As of the Closing Date, each of the Companies is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Each of the Companies has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except to the extent that the failure of a Company to have such power or authority arises as a result of the Conversion. Each of the Companies is duly qualified or licensed to conduct its business, and is in good standing in each jurisdiction listed on Schedule 2.1, which are the only jurisdictions in which the character or location of the property owned, leased or operated by such Company or the nature of the business conducted by such Company makes such qualification necessary (except where the failure to be so qualified or licensed or in good standing (i) would not, individually or in the aggregate, have a Material Adverse Effect on any Company or (ii) arises as a result of the Conversion). The Seller has delivered to the Buyer a true and correct copy of the certificate of incorporation and bylaws of each Company as in effect immediately prior to the Conversion. Immediately prior to the effectiveness of the Conversion, none of the Companies, Parent or the Seller was in violation of any of the provisions of the certificate of incorporation or bylaws of any Company.

      2.2 Binding Effect; Authorization; Capacity. Each of Parent and the Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and the Seller has the requisite organizational power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by each of Parent and the Seller has been duly authorized and approved by all its necessary corporate action. This Agreement has been duly executed and delivered by each of Parent and the Seller and, assuming the due execution of the Buyer, constitutes the valid and binding agreement of each of Parent and the Seller, enforceable against each of Parent and the Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and equitable principles relating to or affecting the rights of creditors generally from time to time in effect.

      2.3   Capitalization.

            (a) Immediately prior to the effectiveness of the Conversion, the authorized capital stock of TRETS consisted of 1,000 shares of common stock, $1.00 par value per share, of which 100 shares were issued and outstanding, and the authorized capital stock of TFHC consisted of 1,000 shares of common stock, $1.00 par value per share, of which 100 shares were issued and outstanding. Immediately prior to the effectiveness of the Conversion, all such outstanding shares had been duly authorized and validly issued, were fully paid and nonassessable and were not issued in violation of any preemptive rights. After giving effect to the Conversion, the authorized capital of each Company consists solely of membership interests, all of which have been issued to the Seller in accordance with the terms and conditions of this Agreement. There are no outstanding options, warrants, rights, calls, commitments, conversion rights (except for the Conversion), rights of exchange, plans or other agreements of any character (except for this Agreement) providing for the purchase, issuance or sale of any securities or other equity interest in any Company or its business, and none of the foregoing will arise as a result of the execution or performance of this Agreement or the transactions contemplated herein. There are no irrevocable proxies and no voting agreements with respect to any shares of capital stock of, or other equity or voting interest in, any Company. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the capital stock of, or other equity or voting interest in, any Company. No Company has any authorized or outstanding bonds, debentures, notes or other Indebtedness, the holders of which have the right to vote (or convertible into, exchangeable for, or evidencing the right to subscribe for or acquire securities having the right to vote) with the equity holders of any Company on any matter. There are no Contracts to which any Company is a party or by which any Company is bound to (i) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interest in, any Company or any other Person or (ii) vote or dispose of any shares of capital stock of, or other equity or voting interest in, any Company.

            (b) Immediately prior to the effectiveness of the Conversion, the Seller was the lawful owner, beneficially and of record, of all of the issued and outstanding shares of capital stock of each Company, and after giving effect to the Conversion, but immediately prior to the Closing, will be the lawful owner, beneficially and of record, of all of the issued and outstanding membership interests in each Company, in each case free and clear of all Encumbrances.

            (c) At the Closing, the Seller will have delivered to the Buyer (or its designee) good title to the Interests, free and clear of all Encumbrances. Immediately following the Closing, the Buyer (or its designee) will own 100% of the issued and outstanding membership interests in each Company.

            (d) The parties intend that, for U.S. federal income tax purposes, the Conversion and sale transaction as contemplated hereunder shall be treated as a liquidation of each Company under Section 332 of the Code followed by a sale of assets of each Company.

      2.4 Subsidiaries and Investments. Except as set forth in Schedule 2.4, neither Company has any Subsidiaries. Neither Company owns, directly or indirectly, any capital stock of, or other equity, ownership, proprietary or voting interest in, any Person.

      2.5 Financial Statements. Schedule 2.5 contains a copy of each of the Financial Statements. Except as specifically disclosed therein, each of the Financial Statements has been prepared in accordance with GAAP. The Financial Statements fairly present, in all material respects, with respect to each Company, the financial position of such Company at the dates thereof and reflect all claims against and all debts and liabilities, fixed or contingent, of such Company as at the dates thereof and the statements of income, shareholders' equity and cash flows fairly present, in all material respects, the results of the operations of such Company and the changes in cash flows of such Company for the periods indicated therein. The Financial Statements are consistent, in all material respects, with the books and records of the Companies, subject to normal year-end audit adjustments. Except as set forth in Schedule 2.5, the Companies own or otherwise have the legal right to use all of the assets necessary for the maintenance and operation of the businesses of the Companies substantially in the manner in which such businesses are presently conducted. The revenue reflected on the Financial Statements is only attributable to the provision of flood determinations, tax reporting and payment services and related data products and services, in each case substantially with respect to real property.

      2.6 Books and Records. The respective minute books of each Company contain in all material respects accurate records of all meetings of, and corporate or other organizational action taken by (including action taken by written consent), the stockholders, members, directors and/or managers, as the case may be, of such Company. Except as set forth in Schedule 2.6, no Company has any material records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of a Company.

      2.7 Title to Properties; Encumbrances. Except (x) as otherwise indicated in Sections 2.9 and 2.15 and (y) for properties and assets reflected on the Balance Sheets or acquired since the Balance Sheet Date which have been sold or otherwise disposed of in the Ordinary Course, each of the Companies has good and valid title to (a) all of its properties and assets (real and personal, tangible and intangible), including all of the properties and assets reflected in the Balance Sheets, except as indicated in the notes thereto and (b) all of the properties and assets purchased by such Company since the Balance Sheet Date; in each case subject to no Encumbrance, except for (i) Encumbrances reflected on the Balance Sheet, (ii) Encumbrances consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by such Company in the operation of its business, (iii) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent, (iv) Encumbrances which were incurred in the Ordinary Course and do not in the aggregate materially detract from the value of the properties and assets of any Company and (v) Encumbrances described on Schedule 2.7 (Encumbrances of the type described in clauses (i), (ii), (iii) and (iv) above are hereinafter sometimes referred to as "Permitted Encumbrances").

      2.8 Owned Real Property. Neither Company owns, directly or indirectly, in whole or in part, any interest in any real property.

      2.9 Leases. Schedule 2.9 contains an accurate and complete list of each personal property lease for which total rent payments for any 12-month period equal or exceed $50,000 and each real property lease to which any Company is a party (as lessee or lessor). Each lease set forth (or required to be set forth) on Schedule 2.9 is in full force and effect and all rents and additional rents due to date on each such lease have been paid. In the case of each such lease,
(a) the lessee is not in default thereunder, (b) no waiver, indulgence or postponement of the lessee's payment or other material obligations thereunder has been granted by the lessor, (c) except for a default or event of default under the leases listed on Schedule 2.22 caused by the Conversion or the purchase and sale of the Interests hereunder, there exists no default or event of default or event, occurrence, condition or act (including the Conversion and the purchase and sale of the Interests hereunder) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default thereunder and (d) no Company has violated any of the terms or conditions thereunder in any material respect and, to the Knowledge of the Seller, all of the covenants to be performed by any other party thereunder have been fully performed. The tangible personal property leased by each Company, taken as a whole, is in a state of good maintenance and repair, reasonable wear and tear excepted.

      2.10  Material Contracts.

            (a) Except as set forth on Schedule 2.10(a), no Company is bound by any (i) Contract relating to the employment of any Person by such Company or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan, (ii) Contract that contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock or other equity interests,
(iii) Contract relating to future capital expenditures in excess of $100,000 per individual item or $250,000 in the aggregate, (iv) Contract concerning any Indebtedness of any Company, (v) loan or advance to, or investment in, any Person or any Contract relating to the making of any such loan, advance or investment, other than loans to employees that are not, individually or in the aggregate, material, (vi) guarantee or other contingent liability in respect of any Indebtedness or obligation of any Person other than a Company (other than the endorsement of negotiable instruments for collection in the Ordinary Course), (vii) Contract to provide management, consulting or similar services,
(viii) Contract limiting the ability of any Company to engage in any line of business or to compete with any Person, (ix) Contract concerning any joint venture, partnership or business alliance (including any such joint venture, partnership or business alliance (1) a major purpose of which is to develop electronic systems or other intellectual property or (2) in connection with which any Company provides a product or service to such joint venture, partnership or business alliance or other party and such joint venture, partnership or business alliance or other party, as the case may be, acts as the provider of record for such products and/or services), (x) Contract under which any Company agrees to pay fees to any Person for access to an electronic network used for the delivery (whether or not exclusively) of any Company's products or services, (xi) Contract under which any Company sells products and/or services to any Person that resells such products and/or services to end users, (xii) any Contract that apportions or allocates liability between, or otherwise modifies the respective liabilities of, any Company and any of its current or former customers with respect to products or services purchased by such customer from such Company and is entered into upon or in connection with the termination of such Company's relationship with such customer, (xiii) Contract the operation or termination of which would have a Material Adverse Effect on any Company (other than Contracts listed on Schedule 2.10(b)(i), Schedule 2.10(c) or Schedule 2.15(b) or, with respect to clauses (i) through (xii) or clause (xiv) of this
Section 2.10(a), otherwise listed on Schedule 2.10(a)) or (xiv) Contract not entered into in the Ordinary Course which involves $50,000 or more and is not cancelable without penalty within 30 days.

            (b)   Schedule 2.10(b)(i) contains an accurate and complete list of
(A) each Contract between TRETS and any active customer of TRETS that accounted for sales in excess of $500,000 during the 12-month period ending August 31, 2003 and (B) each Contract between TFHC and any active customer of TFHC that accounted for sales in excess of $250,000 during the 12-month period ending August 31, 2003, including with respect to each such customer the total sales attributable to such customer during such 12-month period and the current expiration date of each such Contract. Schedule 2.10(b)(ii) contains an accurate and complete list of (X) each Contract between TRETS and any customer of TRETS that accounted for sales in excess of $500,000 during the 12-month period ending August 31, 2003 and (Y) each Contract between TFHC and any customer of TFHC that accounted for sales in excess of $250,000 during the 12-month period ending August 31, 2003, including with respect to each such customer the total sales attributable to such customer during such 12-month period and the current expiration date of each such Contract. Except as noted on Schedule 2.10(b)(i), as of the date of this Agreement, the relationship of such Company with each customer set forth (or required to be set forth) on Schedule 2.10(b)(i) is an ongoing commercial relationship, and no such customer has canceled, failed to renew or otherwise terminated, or, to the Seller's Knowledge, threatened to cancel, fail to renew or otherwise terminate or otherwise advised in writing that it may cancel, fail to renew or otherwise terminate, its relationship with such Company. Except as noted on Schedule 2.10(b)(i), from the later of August 31, 2002 and the most recent contract renewal date for any customer set forth (or required to be set forth) on Schedule 2.10(b)(i), none of the Seller, Parent and the Companies has received any written notice that any such customer may cancel or otherwise materially and adversely modify its relationship with any Company or limit its usage or purchase of the services and products of any Company either as a result of the transactions contemplated hereby or otherwise. Except as set forth on Schedule 2.10(b)(i), no Company has experienced a decrease in the total sales attributable to any customer set forth (or required to be set forth) on Schedule 2.10(b)(i) during the 12-month period ending August 31, 2003 in excess of 10% when compared to the total sales attributable to such customer during the 12-month period ending August 31, 2002.

            (c) Schedule 2.10(c) contains an accurate and complete list of each Contract between any Company and any supplier of such Company that accounted for more than 0.25% of the total purchases of such Company during the 12-month period ending August 31, 2003. None of the Seller, Parent and the Companies has received any written notice that any such supplier may cancel or otherwise materially and adversely modify its relationship with any Company or limit its services, supplies or materials to any Company either as a result of the transactions contemplated hereby or otherwise. No supplier of data to any Company, including any Governmental Entity, has terminated or given written notice that it may terminate its relationship with any Company or has otherwise denied any Company access to data that is required for such Company to conduct its business in the Ordinary Course, except where such data is available from other suppliers.

            (d)   Each Contract set forth (or required to be set forth) on
Schedule 2.10(a), Schedule 2.10(b)(i), Schedule 2.10(c) and Schedule 2.15(b) is in full force and effect and there exists no (i) default or event of default by any Company or, to the Knowledge of the Seller, any other party to any such Contract with respect to any material term or provision of any such Contract or
(ii) event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default by any Company or, to the Knowledge of the Seller, any other party thereto, except in the case of Contracts a default or event of default under which would not in the aggregate reasonably be expected to have a Material Adverse Effect on any Company. Except for the Contracts listed on Schedule 2.22, the consummation of the transactions contemplated by this Agreement would not cause a default or require the giving of notice and/or consent under any of the Contracts set forth (or required to be set forth) on Schedule 2.10(a), Schedule 2.10(b)(i), Schedule 2.10(c) and Schedule 2.15(b). The Seller has made available to the Buyer true and complete copies, including all amendments and supplements thereto, of each Contract set forth (or required to be set forth) on Schedule 2.10(a) and Schedule 2.10(b)(i).

      2.11 Restrictive Documents. None of the Companies, Parent and the Seller is subject to, or a party to, any charter, bylaw, mortgage, lien, lease, license, permit, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character that (a) by its own operation and not by the breach or violation, as the case may be, thereof has or would reasonably be expected to have a Material Adverse Effect on any Company, (b) would restrict the ability of any Company to own its property or conduct its business as presently conducted or (c) excluding provisions of Delaware law that are applicable to Delaware corporations and limited liability companies generally, would restrict the ability of any Company to make distributions or pay dividends to its stockholders or members, as the case may be.

      2.12 Litigation. Except as set forth on Schedule 2.12, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the Knowledge of the Seller any investigation by) any Governmental Entity or other instrumentality or agency, pending, or, to the Knowledge of the Seller, threatened, against or affecting any Company or any of its properties or rights which would reasonably be expected to materially and adversely affect the right or ability of any Company to carry on its business as now conducted, or which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on any Company or the Interests, and to the Knowledge of the Seller, no fact or circumstance exists that would reasonably be expected to form the basis therefor. None of the Companies, Parent and the Seller is subject to any judgment, order or decree entered in any lawsuit or proceeding which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on any Company or the Interests.

      2.13  Taxes.

            (a) Tax Returns. Each of the Companies has timely filed or caused to be timely filed (or has obtained valid extensions of time in which to file) with the appropriate taxing authorities all material tax returns, statements, forms and reports (including elections, declarations, disclosures, schedules, estimates and information tax returns) for Taxes ("Tax Returns") that are required to be filed by, or with respect to the income, property or operations of, such Company on or prior to the Closing Date. The Tax Returns filed by, or with respect to the income, property or operations of, the Companies have accurately reflected in all material respects all liability for Taxes of the Companies for the periods covered thereby.

            (b) Payment of Taxes. All material Taxes and Tax liabilities due by, or with respect to the income, assets or operations of, the Companies for all Pre-Closing Periods have been timely paid or will be timely paid in full on or prior to the Closing Date or accrued and adequately disclosed and fully provided for on the books and records of the Companies in accordance with GAAP.

            (c)   Other Tax Matters.

                  (i) Except as set forth in Schedule 2.13(c)(i), there is no current or pending (nor has Parent, Seller or any Company received written notice relating to any proposed) federal or applicable state or foreign or other audits or examinations of Taxes involving Parent,

Seller or any Company, the adverse determination of which would materially affect the tax liability of any Company.

                  (ii) Except as set forth in Schedule 2.13(c)(ii), none of Parent, the Seller or any Company, as of the Closing Date, (A) has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of any material Taxes with respect to the income, property or operations of any Company, or (B) is presently contesting any material Tax liability with respect to the income, property or operations of any Company before any court, tribunal or agency.

                  (iii) Except as set forth in Schedule 2.13(c)(iii), no Company has been included in any "consolidated," "unitary" or "combined" Tax Return provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired (other than a group of which the Companies are the only members).

                  (iv) All material Taxes that any Company is (or was) required by law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

                  (v) Within the past five (5) years, no Company has received a written claim made by any taxing authority in a jurisdiction where any Company does not file Tax Returns that any Company is or may be subject to taxation by that jurisdiction.

                  (vi) As of the Closing Date, there will be no tax sharing, allocation, indemnification or similar agreements in effect as between any Company or any predecessor or Affiliate thereof and any other party (including Parent, the Seller and any predecessors or Affiliates thereof) under which any Company or the Buyer or any Affiliate of the Buyer, could be liable for any Taxes or other claims of any Person.

                  (vii) The Seller is not a "foreign person" within the meaning of Section 1445 of the Code.

                  (viii) Schedule 2.13(c)(viii) sets forth each and every taxing jurisdiction in which Tax Returns have actually been filed (or will be filed) on or before the Closing Date by, or with respect to the income, assets or operations of, any Company within the past two years.

                  (ix) Neither Company has made any election under U.S. Treasury Regulation Section 301.7701-3 to be treated for U.S. federal income tax purposes as anything other than its default classification as a disregarded entity after giving effect to the Conversion.

      2.14  Insurance.

            (a) Set forth on Schedule 2.14(a) is an accurate and complete list of each insurance policy that covers any Company and/or its respective business, properties, assets or employees (including deductibles, if any, and policy limits), which list specifies the insurance policies as to which a Company is a policyholder. Such policies are in full force and effect and all premiums thereon have been paid. There has been no act or omission by any Company that would invalidate any of the insurance policies set forth (or required to be set forth) on Schedule 2.14(a).

            (b) With respect to each insurance policy set forth (or required to be set forth) on Schedule 2.14(a) as to which a Company is a policyholder (i) each of the Companies is in compliance in all material respects with the terms and provisions of such policy, (ii) no Company is in default under such insurance policy and there exists no event, occurrence, condition or act (including the Conversion and the purchase and sale of the Interests hereunder) that, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default thereunder, (iii) no Company has received any notice of cancellation or non-renewal of any such policy nor, to the Knowledge of the Seller, has the termination of any such policy been threatened, and there exists no event, occurrence, condition or act (including the Conversion and the purchase of the Interests hereunder) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would entitle any insurer to terminate or cancel such policy and (iv) set forth on Schedule 2.14(b) is an accurate and complete list of all claims made on any such policy during the 36-month period ending on the date of this Agreement.

      2.15  Intellectual Properties.

            (a) Schedule 2.15(a) is an accurate and complete list of all Company Intellectual Property that is registered or the subject of an application for registration, and other material Company Intellectual Property (excluding Trade Secrets), and indicates whether each item listed has been duly registered in, filed in or issued by the United States Patent and Trademark Office, United States Copyright Office, a duly accredited and appropriate domain name registrar, the appropriate offices in the various states of the United States or the appropriate offices of other jurisdictions (foreign and domestic), and each such registration, filing and issuance remains in full force and effect.

            (b) Schedule 2.15(b) is an accurate and complete list of all Contracts currently in effect granting to a Company any right under or with respect to any Licensed Company Intellectual Property. No written notice of a material default has been sent or received by any Company under any Contract listed (or required to be listed) on Schedule 2.15(b) which remains uncured and the execution, delivery or performance of this Agreement and the transactions contemplated hereby (including the purchase and sale of the Interests) will not result in such a default. Each Contract listed (or required to be listed) on
Schedule 2.15(b) is a legal, valid and binding obligation of such Company and, to the Knowledge of the Seller, each of the other parties thereto, enforceable by such Company in accordance with the terms thereof.

            (c) The Companies own all of the Company Intellectual Property and hold their respective rights to the Licensed Intellectual Property, free and clear of any Encumbrances (except Permitted Encumbrances), without obligation to pay any royalty or any other fees with respect thereto, other than to the applicable governmental agencies responsible for the collection of renewal or maintenance fees for Company Intellectual Property. No Company Intellectual Property has been cancelled, abandoned or otherwise terminated except for such cancellation, abandonment or termination that would not have a Material Adverse Effect on any Company, and all renewal and maintenance fees, if any, in respect of Company Intellectual Property have been duly paid. Except as set forth on
Schedule 2.15(c), there are no actions that must be taken or payments that must be made by any Company within 180 days following the Closing Date with respect to any Company Intellectual Property that, if not taken, will have a Material Adverse Effect on any Company. Each Company has the exclusive right to file, prosecute and maintain all applications and registrations with respect to its respective Company Intellectual Property.

            (d) The use by the Companies of the Company Intellectual Property does not violate, infringe or misappropriate any third party rights. No Company has received any written notice or claim from any third party challenging the right of any Company to use any of the Company Intellectual Property or the Licensed Company Intellectual Property, which claim is still pending. Except as set forth on Schedule 2.15(d), the Company Intellectual Property and the Licensed Company Intellectual Property constitutes all of the Intellectual Property necessary to operate each Company's respective business as of the Closing Date in the manner in which it is presently operated or contemplated to be operated.

            (e) No Company has made any claim in writing of a violation, infringement, misuse or misappropriation by any third party (including any employee or former employee of any Company) of its rights to, or in connection with, any Company Intellectual Property, which claim is still pending. No Company has entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders, contracts or agreements arising in the Ordinary Course.

            (f) Except as set forth on Schedule 2.12, there are no pending or, to the Knowledge of the Seller, threatened claims by any third party of a violation, infringement, misuse or misappropriation by any Company of any Intellectual Property owned by any third party, or of the invalidity of any Company Intellectual Property. Except with respect to a Company's infringement, misuse or misappropriation of a business process Patent that the Seller can demonstrate that the Buyer or any Subsidiary thereof also infringes, misuses or misappropriates as of the date of this Agreement, no valid basis exists for any claim of a violation, infringement, misuse or misappropriation by any Company of any Intellectual Property owned by any third party, or of the invalidity of any Company Intellectual Property.

            (g) There are no interferences or other contested proceedings, either pending or, to the Knowledge of the Seller, threatened, in the United

States Copyright Office, the United States Patent and Trademark Office or any governmental authority (foreign or domestic) relating to any pending application with respect to the Company Intellectual Property.

            (h) Each Company has taken all commercially reasonable steps to protect and preserve the confidentiality of all such Company's Trade Secrets included in the Company Intellectual Property. No Company has breached any agreements of non-disclosure or confidentiality, except for such breaches that would not, individually or in the aggregate, have a Material Adverse Effect on any Company.

            (i) No Company has entered into any agreements, understandings or other arrangements with the Seller, Parent or any Affiliate of the Seller or Parent concerning any portion of the Company Intellectual Property.

            (j) Each of the material computer software programs used or held for use in the businesses of the Companies operates and runs in a commercially reasonable business manner, conforms in all material respects to the specifications thereof and, with respect to each of such computer software programs owned (solely or jointly) by any Company, the applications can be compiled from their associated source code in a commercially reasonable manner.

            (k) For the 12-month period ending on the Closing Date, the active Internet domain names and URLs of the Companies listed on Schedule 2.15(a) direct and resolve to the appropriate Internet protocol addresses and are and have been accessible to Internet users on those certain computers used by a Company to make the Sites (as defined in the definition of Intellectual Property) so accessible substantially twenty-four hours per day, seven days per week, excluding periods of downtime necessary to perform maintenance in the Ordinary Course consistent with standard industry practice ("24/7") and are and have been operational in accordance with their intended functionalities substantially on a 24/7 basis.

      2.16 Compliance with Laws. Each of the Companies is in compliance with all applicable laws, regulations, orders, judgments and decrees, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on any Company.

      2.17 Governmental Licenses. Each of the Companies has all governmental licenses, permits, franchises, approvals and other authorizations of, and has made all registrations and/or filings with, all Governmental Entities (the "Licenses"), necessary to own, lease and operate its respective material properties and to enable it to carry on its respective business as presently conducted, except to the extent the failure of any such Licenses to be in full force and effect arises as a result of the Conversion. All such Licenses held by the Companies are in full force and effect. Any applications for the renewal of any such License that are due prior to the Closing Date will be timely made or filed by a Company prior to the Closing Date. None of the Companies has received notice of any proceeding for suspension or revocation of, or similar proceedings with respect to, any such License and to the Knowledge of the Seller, no fact or circumstance exists that could form the basis for any such proceedings. No jurisdiction has demanded or requested that any Company qualify or become licensed as a foreign corporation in any jurisdiction in which such Company is not currently so qualified or licensed.

      2.18  Labor Matters.

            (a) Each of the Companies is in compliance with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect on any Company.

            (b) No unfair labor practice complaint against any Company is pending before the National Labor Relations Board or, to the Knowledge of the Seller, threatened.

            (c) There is no labor strike, dispute, slowdown or stoppage actually pending or, to the Knowledge of the Seller, threatened against or involving any Company.

            (d) No union is currently certified, and, to the Knowledge of the Seller, there is no union representation question and no union or other organizational activity that would be subject to the National Labor Relations Act (20 U.S.C. ss.151 et. seq.) existing or threatened with respect to the operations of any Company.

            (e) No grievance which would, individually or in the aggregate, have a Material Adverse Effect on any Company exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted.

            (f) No Company is subject to or bound by any collective bargaining or labor union agreement applicable to any Person employed by any Company and no collective bargaining or labor union agreement is currently being negotiated by any Company.

            (g) No Company has experienced any material labor difficulty or work stoppage during the last three years.

            (h) Except as set forth on Schedule 2.18(h), no Company has any Equal Employment Opportunity Commission charges or other claims of employment discrimination pending or, to the Knowledge of the Seller, threatened against it.

            (i) No wage and hour department investigation is ongoing or, to the Knowledge of the Seller, pending or threatened against any Company.

            (j) There are no occupational health and safety claims ongoing or, to the Knowledge of the Seller, pending or threatened against any Company.

            (k) Since the enactment of the Worker Adjustment and Retraining Notification Act ("WARN"), no Company has effected either (i) a "plant closing" (as defined in WARN) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any Company or
(ii) a "mass layoff" (as defined in WARN) affecting any site of employment or facility of any Company, except any such plant closing or mass layoff that would not, individually or in the aggregate, result in any material liability of any Company under WARN. No Company has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar law and none of the employees of the Companies has suffered an "employment loss" (as defined in WARN) during the six months prior to the date of this Agreement.

            (l) Each of the Companies is in material compliance with the terms and provisions of the Immigration Reform and Control Act of 1996, as amended, and all related regulations promulgated thereunder, and all other applicable immigration laws and regulations.

            (m) Set forth on Schedule 2.18(m) is an accurate and complete list containing the names of all Persons employed by any Company on the date of this Agreement, together with each such Person's (i) current title or position held,
(ii) date of hire, (iii) current annual salary, (iv) most recent bonus paid, (v) current bonus target, (vi) job code and (vii) number of accrued and unused vacation days, "AEGON Wellness" days and personal holidays as of the date of this Agreement, and indicating such Persons, if any, that were employed by, or whose compensation was allocated to, charged to or paid by in whole or in part to, any Affiliate (other than a Company) of any Company during the 18-month period ending on the date of this Agreement.

      2.19  Employee Benefit Plans.

      (a) List of Plans. Set forth on Schedule 2.19(a) is an accurate and complete list of all (i) "employee benefit plans," within the meaning of Section 3(3) of ERISA; (ii) bonus, stock option, stock purchase, restricted stock, incentive, fringe benefit, "voluntary employees' beneficiary associations" under
Section 501(c)(9) of the Code ("VEBA"), profit-sharing, pension or retirement, medical, life insurance, disability, accident, salary continuation, severance, accrued leave, vacation, sick pay, sick leave and unemployment benefit plans, programs, arrangements, commitments and/or practices (whether or not insured);
(iii) employment, consulting, termination, and severance contracts or agreements, whether or not any such plans, programs, arrangements, commitments, contracts, agreements and/or practices (referred to in (i), (ii) or (iii) above) are in writing or are otherwise exempt from the provisions of ERISA, that have been established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken), in each case for active, retired or former employees or directors of the Companies, or with respect to which any actual, contingent, secondary or potential liability is borne by any Company (such plans, programs, arrangements, commitments, contracts, agreements and practices referred to in (i), (ii) and (iii) above, the "Employee Benefit Plans"); and (iv) Employee Benefit Arrangements.

      (b) Status of Plans. Each Employee Benefit Plan (including any related trust) complies in form with the requirements of all applicable laws, including ERISA and the Code, and has at all times been maintained and operated in substantial compliance with its terms and the requirements of all applicable laws, including ERISA and the Code. Neither of the Companies has any commitment, intention or understanding to create, modify or terminate any Employee Benefit Plan. No condition or circumstance exists that would prevent the amendment or termination of any Employee Benefit Plan. No event has occurred and no condition or circumstance has existed that could result in a material increase in the benefits under or the expense of maintaining any Employee Benefit Plan from the level of benefits or expense incurred for the most recent fiscal year ended thereof.

      (c) No Pension Plans of More than One Employer; No Title IV or Minimum Funding Liability. Neither of the Companies has ever maintained or contributed to, or had any obligation to contribute to (or borne any liability with respect to) any "multiple employer plan" (within the meaning of the Code or ERISA) or any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA). Neither of the Companies has ever maintained or sponsored any (a) employee pension benefit plan that is or was subject to Section 412 or 418B of the Code or Section 302 or Title IV of ERISA or (b) VEBA. None of the Seller, Parent and the Companies has incurred, and no event has occurred and no condition or circumstance currently exists that could result, directly or indirectly, in, any unsatisfied liability (including, without limitation, any indirect, contingent, secondary or potential liability) of the Seller, Parent or any Company under Title IV of ERISA or
Section 412 or 418B of the Code or Section 302 of ERISA arising in connection with any employee pension benefit plan covered or previously covered by Title IV of ERISA or such sections of the Code or ERISA.

      (d) Liabilities. No asset of any Company is subject to any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code, and no event has occurred and no condition or circumstance has existed that could give rise to any such lien. Neither of the Companies has been required to provide any security under Section 307 of ERISA or Section 401(a)(29) or 412(f) of the Code, and no event has occurred and no condition or circumstance has existed that could give rise to any such requirement to provide any such security. Neither of the Companies maintains any Employee Benefit Plan which is (i) a "group health plan" (as such term is defined in Section 607(1) of ERISA or Section 5000(b)(1) of the Code) that has not been administered and operated in all respects in compliance with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code ("COBRA") or (ii) a "group health plan" (as defined in 45 Code of Federal Regulations Section 160.103) that has not been administered and operated in all respects in compliance with the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder, except for any failure to so comply that would not result in a material liability of any Company, and neither of the Companies is subject to any material liability, including additional contributions, fines, taxes, penalties or loss of tax deduction as a result of such administration and operation. No Employee Benefit Plan that is such a group health plan is a "multiple employer welfare arrangement," within the meaning of
Section 3(40) of ERISA. Each Employee Benefit Plan that is intended to meet the requirements of Section 125 of the Code meets such requirements, and each program of benefits for which employee contributions are provided pursuant to elections under any Employee Benefit Plan meets the requirements of the Code applicable thereto. Neither of the Companies maintains any Employee Benefit Plan which is an "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) that has provided any "disqualified benefit" (as such term is defined in Section 4976(b) of the Code) with respect to which an excise tax could be imposed.

         Except as set forth in Schedule 2.19(d) or as required by Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code, neither of the Companies maintains any Employee Benefit Plan (whether qualified or non-qualified under Section 401(a) of the Code) providing for post-employment or retiree health, life insurance and/or other welfare benefits and having unfunded liabilities, and neither of the Companies has any obligation to provide any such benefits to any retired or former employees or active employees following such employees' retirement or termination of service. Neither of the Companies has any unfunded liabilities pursuant to any Employee Benefit Plan that is not intended to be qualified under Section 401(a) of the Code. No Employee Benefit Plan holds as an asset any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract, policy or instrument issued by an insurance company that, to the Knowledge of the Seller, is or may be the subject of bankruptcy, conservatorship, insolvency, liquidation, rehabilitation or similar proceedings.

         Neither of the Companies has incurred any liability for any tax or excise tax arising under Chapter 43 of the Code, and no condition or circumstance currently exists that could give rise to any such liability.

         There are no actions, suits, claims or disputes pending, or, to the Knowledge of the Seller, threatened, anticipated or expected to be asserted against or with respect to any Employee Benefit Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims). No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending, threatened, anticipated or expected to be asserted against any of the Companies or, to the Knowledge of the Seller, any fiduciary of any Employee Benefit Plan, in any case with respect to any Employee Benefit Plan. No Company Employee Benefit Plan has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency.

            (e) Contributions. Full payment has been timely made of all amounts that any of the Companies is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which any of the Companies is a party, to have paid as contributions or premiums thereto as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof. All such contributions and/or premiums have been fully deducted for income tax purposes and, to the Knowledge of the Seller, no such deduction has been challenged or disallowed by any governmental entity, and to the Knowledge of the Seller no event has occurred and no condition or circumstance has existed that could give rise to any such challenge or disallowance. Each of the Companies has made adequate provision for reserves to meet contributions and premiums and any other liabilities that have not been paid or satisfied because they are not yet due under the terms of any Employee Benefit Plan, applicable law or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

            (f) Tax Qualification. Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has received from the IRS a favorable determination letter, dated on or after January 1, 2002, on the tax qualified status of the applicable Employee Benefit Plan. Each trust established in connection with any Employee Benefit Plan which is intended to be exempt from Federal income taxation under Section 501(a) of the Code has, as currently in effect, been determined to be so exempt by the IRS. To the Knowledge of the Seller, since the date of each most recent determination referred to in this paragraph (f), no action or condition has occurred which would result in the loss of such qualification.

            (g) Transactions. None of the Companies and their respective directors, officers, managers, employees or, to the Knowledge of the Seller, other persons who participate in the operation of any Employee Benefit Plan or related trust or funding vehicle, has engaged in any transaction with respect to any Employee Benefit Plan or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA that would subject the Buyer or any of its Affiliates (including, after the Closing, the Companies) to a material tax, penalty or liability for prohibited transactions or breach of any obligations under ERISA or the Code or would result in any claim being made against the Buyer or any of its Affiliates (including, after the Closing, the Companies) under, by or on behalf of any such Employee Benefit Plan by any party with standing to make such claim.

            (h)   Triggering Events.

                  (i) Except as disclosed on Schedule 2.19(h)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Employee Benefit Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), "parachute payment" (as such term is defined in
Section 280G of the Code), acceleration, vesting or increase in benefits to any employee or former employee or director or manager of any of the Companies. Neither the Buyer nor any Affiliate thereof (including, after the Closing, the Companies) will have any liability for any such payment, parachute payment, acceleration, vesting or increase in benefits disclosed on Schedule 2.19(h)(i).

                  (ii) Except as disclosed on Schedule 2.19(h)(ii), no Employee Benefit Plan provides for the payment of severance, termination, change in control or similar-type payments or benefits. Neither the Buyer nor any Affiliate thereof (including, after the Closing, the Companies) will have any liability under any Employee Benefit Plan listed (or required to be listed) on
Schedule 2.19(h)(ii) other than Assumed Benefit Plans and Arrangements.

                  (iii) Schedule 2.19(h)(iii) contains an accurate and complete description of each severance policy by which any of the Companies is bound or which is applicable to the employees of any of the Companies set forth (or required to be set forth) on Schedule 2.18(m), together with the identity of the Persons to whom each such policy applies and the compensation on which amounts payable thereunder are based. Since August 15, 2003, neither of the

Companies has amended or otherwise modified any severance policy set forth (or required to be set forth) on Schedule 2.19(h)(iii).

            (i) Documents. The Seller has made available to the Buyer true and complete copies of all current position descriptions, and all material documents in connection with each Employee Benefit Plan in which Employees of any of the Companies participate, including (where applicable): (i) all Employee Benefit Plans as in effect on the date hereof, together with all amendments thereto, including, in the case of any Employee Benefit Plan not set forth in writing, a written description thereof; (ii) all current summary plan descriptions, summaries of material modifications, and material communications; (iii) the most recent IRS determination letter obtained with respect to each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code or exempt under
Section 501(a) of the Code; and (iv) with respect to all Assumed Benefit Plans and Arrangements, to the extent applicable, (A) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (B) the annual report on IRS Form 5500 series for each of the last three years for each Assumed Benefit Plan and Arrangement required to file such form; (C) the most recently prepared financial statements for each Assumed Benefit Plan and Arrangement for which such statements are required; (D) all minutes with respect to the meetings of each Assumed Benefit Plan and Arrangement's administrative committee and/or plan administrator; and (E) all contracts and agreements relating to each Assumed Benefit Plan and Arrangement, including service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements, recordkeeping agreements and collective bargaining agreements.

            (j) Employee Benefit Arrangements. Each Employee Benefit Arrangement complies in form with the requirements of all applicable laws and has at all times been maintained and operated in compliance with its terms and the requirements of all applicable laws, except for any failure to so comply that would not reasonably be expected to result in a material liability of any Company. Neither of the Companies has any commitment, intention or understanding to create, modify or terminate any Employee Benefit Arrangement. No condition or circumstance exists that would prevent the amendment or termination of any Employee Benefit Arrangement. No event has occurred and no condition or circumstance has existed that could result in a material increase in the benefits under or the expense of maintaining each Employee Benefit Arrangement from the level of benefits or expense incurred for the most recent fiscal year ended thereof (other than the payment or accrual of bonuses pursuant to the terms of the applicable Employee Benefit Arrangement). There are no actions, suits, claims or disputes pending, or, to the Knowledge of the Seller, threatened, anticipated or expected to be asserted against or with respect to any Employee Benefit Arrangement (other than routine claims for benefits and appeals of denied routine claims). Full payment has been timely made of all amounts that any of the Companies is required to have paid under any Employee Benefit Arrangement, applicable law or any related agreement. All such payments have been fully deducted for income tax purposes and, to the Knowledge of the Seller, no such deduction has been challenged or disallowed by any governmental entity, and to the Knowledge of the Seller no event has occurred and no condition or circumstance has existed that could give rise to any such challenge or disallowance. Each of the Companies has made adequate provision for reserves to meet any liabilities under the Employee Benefit Arrangements that have not been paid or satisfied because they are not yet due, to the extent consistent with applicable law, the provisions of the applicable Employee Benefit Arrangement documents or prior practice. Except as disclosed on Schedule 2.19(h)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby do not constitute a triggering event under any Employee Benefit Arrangement which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), "parachute payment" (as such term is defined in
Section 280G of the Code), acceleration, vesting or increase in benefits to any employee or former employee or director or manager of any of the Companies. Except as disclosed on Schedule 2.19(h)(ii), no Employee Benefit Arrangement provides for the payment of severance, termination, change in control or similar-type payments or benefits. Neither the Buyer nor any Affiliate thereof (including, after the Closing, the Companies) will have any liability under an Employee Benefit Arrangement listed (or required to be listed) on Schedule 2.19(h)(ii) other than the Assumed Benefit Plans and Arrangements. The Seller has made available to the Buyer true and complete copies of all documents in connection with each Employee Benefit Arrangement in which Employees of any of the Companies participate.

      2.20 Interests in Clients, Suppliers, Etc. None of (i) Parent and its Subsidiaries, (ii) the stockholders, officers and directors of the Companies and
(iii) to the Knowledge of the Seller, the employees of Parent, the Seller and the Companies, either (a) is or (b) possesses, directly or indirectly, any financial interest in or (c) is a director, officer, member, manager or employee of, any Person which is, a client of, supplier to, customer of, lessor to, lessee of or competitor or potential competitor of any Company. No Company is a party to any transaction, agreement, arrangement or understanding with any Affiliate, officer, director or employee of any Company. Ownership of securities of a company whose securities are registered under the Securities Exchange Act of 1934, as amended, of less than 5% of any class of such securities shall not be deemed to be a financial interest for purposes of this Section. No Company is indebted to any stockholder, director, officer, member, manager, employee or agent of any Company (except for amounts due as normal compensation and in reimbursement of ordinary expenses), and no such person is indebted to any Company. Schedule 2.20 sets forth a true, accurate and complete list of all products and services provided to an Affiliate of any Company by any Company and all products and services provided to any Company by any Affiliate of any Company, in each case together with the fees payable in connection therewith.

      2.21  No Changes Since Balance Sheet Date. Except as set forth on Schedule
2.21 or as expressly permitted or contemplated by this Agreement, since the Balance Sheet Date no Company has (a) incurred any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the Ordinary Course, (b) permitted any of its material assets to be subjected to any Encumbrance other than Permitted Encumbrances, (c) sold, transferred or otherwise disposed of any assets except in the Ordinary Course,
(d) made any capital expenditure or commitment therefor, except in the Ordinary Course, (e) made any distribution to its stockholders or members or declared or paid any dividend or made any distribution on any shares of its capital stock or other equity interests, (f) redeemed, purchased or otherwise acquired any shares of its capital stock or other equity interests, (g) granted or issued any option, warrant or other right to purchase or acquire any shares of its capital stock or other equity interests, (h) made any bonus or profit sharing distribution or payment of any kind, except in the Ordinary Course, (i) increased its Indebtedness for borrowed money or made any loan to any Person, (j) written off as uncollectible any notes or accounts receivable, except write-offs in the Ordinary Course charged to applicable reserves, none of which individually or in the aggregate is material to such Company, (k) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any employee, except in the Ordinary Course,
(l) canceled or waived any claims or rights of material value, (m) made any change in any method of accounting or auditing practice, except as required by applicable law or GAAP, (n) otherwise conducted its business or entered into any material transaction, except in the Ordinary Course or (o) agreed, whether or not in writing, to do any of the foregoing.

      2.22  Consents and Approvals; No Violations. Except as set forth in
Schedule 2.22, assuming (i) all necessary filings and other requirements under the HSR Act in connection with the transactions contemplated by this Agreement (the "HSR Filings") are made or satisfied, (ii) all requests of or conditions imposed by any Governmental Entity in connection with the transactions contemplated by this Agreement have been satisfied, (iii) the applicable waiting period under the HSR Act (the "HSR Waiting Period") has expired or been terminated (the "HSR Termination") and (iv) all filings, notices, consents or approvals required in connection with the Conversion have been made or obtained, the execution and delivery of this Agreement and the other instruments and agreements to be executed and delivered by Parent and the Seller and the consummation of the transactions contemplated hereby and thereby by Parent, the Seller and the Companies will not (a) violate any provision of the certificate of incorporation or bylaws of any Company as in effect immediately prior to the Conversion, (b) violate any statute, ordinance, rule, regulation, order or decree of any court or any Governmental Entity or regulatory body, agency or authority applicable to any Company, other than any such violations to the extent resulting from the Conversion, (c) require any filing by Parent, the Seller or any Company with, permit, consent or approval of, or the giving of any notice by Parent, the Seller or any Company to, any Governmental Entity or regulatory body, agency or authority or (d) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of the Companies under any of the terms, conditions or provisions of any Contract to which any Company is a party, or by which any Company or any of their respective properties or assets may be bound, excluding from the foregoing clauses (b), (c) and (d) above, any violations, breaches, conflicts, defaults and Encumbrances which, and filings, consents, permits, approvals and notices the absence of which would not, individually or in the aggregate, (x) have a Material Adverse Effect on any Company or (y) prevent the effectiveness of the Conversion, the purchase and sale of the Interests or the consummation of the other transactions contemplated by this Agreement and the other Related Documents.

      2.23  Certain Agreements Affected by the Closing. Except as disclosed in
Schedule 2.19(h)(ii) and Schedule 2.19(h)(iii), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, will (a) result in any payment that is payable by any Company to any of its directors or employees (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due, (b) materially increase any benefits otherwise payable by any Company to any of its directors or employees or (c) result in the acceleration of any of the types of payments referenced in clause (a) above or accelerated vesting of any of the benefits referenced in clause (b) above.

      2.24 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of any Company, Parent or the Seller is, or will be, entitled to any commission or broker's or finder's fees from any of the Parties or any Affiliate thereof, in connection with any of the transactions contemplated by this Agreement.

      2.25 Copies of Documents. Subject to the terms of the Confidentiality Agreements, the Seller has caused to be made available, to the extent the Buyer has so requested, for inspection and copying by the Buyer and its advisers, true, complete and correct copies of all documents referred to in this Section 2 or in any Schedule or Exhibit attached hereto.

      2.26  Environmental Matters.

            (a) Each of the Companies is in material compliance with all applicable Environmental Laws, and has obtained, and is in material compliance with, all Permits required of it under applicable Environmental Laws.

            (b) There are no claims, proceedings, investigations or actions by any Governmental Entity or other Person pending, or, to the Knowledge of the Seller, threatened, against any Company under any Environmental Law.

            (c) There are no facts, circumstances or conditions relating to the past or present business or operations of any Company (including the disposal of any wastes, hazardous substances or other materials) or to any past or present real property and improvements owned (directly, indirectly or beneficially), leased, used, operated or occupied by any Company that would give rise to any claim, proceeding or action, or to any liability, under any Environmental Law.

      2.27 Claims History. Schedule 2.27 sets forth (a) a complete and accurate list of all pending claims for each Company that involve amounts in excess of $1,000; (b) TRETS' monthly penalty reports for March 2002 through August 2003;
(c) a listing of TFHC claims for September 2001 through August 2003 sorted by state; and (d) TRETS claims paid by manual check, sorted by month, for the 24-month period ended August 31, 2003.


                                   SECTION 3.
                          REPRESENTATIONS OF THE BUYER
                          ----------------------------

      The Buyer represents, warrants and agrees in favor of Parent and the Seller, as of the date of this Agreement and as of the Closing Date, as follows:

      3.1 Binding Effect; Authorization; Power. The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California.

The Buyer has the requisite organizational power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Buyer has been duly authorized and approved by all necessary company action of the Buyer. This Agreement has been duly executed and delivered by the Buyer and, assuming the due execution of Parent and the Seller, constitutes the Buyer's valid and binding agreement, enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and equitable principles relating to or affecting the rights of creditors generally from time to time in effect.

      3.2 Litigation. There is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the Knowledge of the Buyer any investigation by) any Governmental Entity or other instrumentality or agency, pending, or, to the Knowledge of the Buyer, threatened, against or affecting the Buyer which could materially and adversely affect the right or ability of the Buyer to enter into this Agreement and to purchase the Interests hereunder and to the Knowledge of the Buyer no fact or circumstance exists that could reasonably be expected to form the basis therefor. The Buyer is not subject to any judgment, order or decree entered in any lawsuit or proceeding which may materially and adversely affect the right or ability of the Buyer to enter into this Agreement and to purchase the Interests hereunder.

      3.3 Restrictive Documents. Neither the Buyer nor any Affiliate thereof is subject to, or a party to, any charter, bylaw, mortgage, lien, lease, license, permit, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which by its own operation and not by the breach or violation, as the case may be, thereof would prevent the purchase and sale of the Interests or the consummation of the other transactions contemplated by this Agreement and the other Related Documents.

      3.4 Consents and Approvals; No Violations. Assuming (i) the HSR Filings are made or satisfied, (ii) all requests of or conditions imposed by any Governmental Entity in connection with the transactions contemplated by this Agreement have been satisfied, (iii) the HSR Waiting Period has expired or been terminated and (iv) all filings, notices, consents or approvals required in connection with the Conversion have been made or obtained, the execution and delivery of this Agreement and the other instruments and agreements to be executed and delivered by the Buyer and the consummation of the transactions contemplated hereby and thereby by the Buyer will not (a) violate any provision of the articles of organization or operating agreement of the Buyer, (b) violate any statute, ordinance, rule, regulation, order or decree of any court or any Governmental Entity applicable to the Buyer or (c) require any filing by the Buyer with, permit, consent or approval of, or the giving of any notice to, any Governmental Entity having authority over the Buyer.

      3.5 Financing. At the Closing, the Buyer will have sufficient funds available (through existing credit arrangements or otherwise) to enable it to consummate the transactions contemplated by this Agreement.

      3.6 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of the Buyer is, or will be, entitled to any commission or broker's or finder's fees for which Parent, the Seller or any Affiliate thereof will be liable, in connection with any of the transactions contemplated by this Agreement.


                                   SECTION 4.
                                THE TRANSACTION
                                ---------------

      4.1   Sale of Interests.

            (a) Upon the terms and subject to the conditions set forth in this Agreement, the Seller agrees to sell, assign, transfer and deliver to the Buyer or its designee on the Closing Date, and the Buyer agrees to purchase, the Interests.

            (b) The certificates, if any, representing the Interests shall be duly endorsed in blank, or accompanied by transfer powers duly executed in blank, by the Seller, with all necessary transfer tax and other revenue stamps, to be paid as set forth in Section 9.4, affixed and cancelled. If the Interests are not certificated as of the Closing Date, the Seller will execute and deliver to the Buyer such instrument(s) evidencing transfer of the Interests as the Buyer shall reasonably request.

            (c) After the Closing, Parent will cause TREIC to give written notice to ValuAmerica TA Member, LLC and ValuAmerica Consulting, LLC exercising, effective 59 days after the Closing Date (the "Put Exercise"), TREIC's option to transfer its membership interest in TVMC in accordance with Section 11.3 of the Limited Liability Company Agreement of TVMC, and providing that such notice of exercise may be withdrawn at any time prior to the 59th day after the Closing Date. During the 58-day period commencing on the Closing Date, the Buyer shall have the option, exercisable by written notice to Parent, to cause, without additional consideration, Parent to cause (i) TREIC to withdraw the Put Exercise by written notice to ValuAmerica TA Member, LLC and ValuAmerica Consulting, LLC prior to the 59th day after the Closing Date, (ii) all right, title and interest in and to 100% of the outstanding membership interests in TREIC to be transferred to a Company, free and clear of all Encumbrances and (iii) TREIC Enterprises, Inc. to assign to a Company all of its rights and benefits under that certain Project Agreement dated as of April 7, 2003 among TREIC Enterprises, Inc., ValuAmerica Consulting LLC and TVMC in form and substance reasonably satisfactory to the Buyer; provided that prior to such withdrawal, transfer and assignment the Buyer shall have obtained for the benefit of Parent the written consent of ValuAmerica Consulting LLC to the assignment referred to in clause (iii) above. Until the end of the 58-day period commencing on the Closing Date, Parent shall not cause or permit TREIC to transfer its membership interest in TVMC to any Person. In connection with the Buyer's option provided in this Section 4.1(c), Parent shall cause the Buyer to have such access to the books and records of TREIC and/or TVMC as the Buyer shall reasonably request, and Parent shall provide to the Buyer true, correct and complete copies of TREIC's and TVMC's unaudited consolidated balance sheets and statements of income for and as of the partial fiscal year ending on the last day of the then-preceding calendar month to the extent available (and if not so available, the most recently available balance sheets and statements of income).

      4.2 Purchase Price. In consideration for the purchase by the Buyer of the Interests, the Buyer shall pay to the Seller on the Closing Date cash, by wire transfer of immediately available funds to the account designated in
Schedule 4.2, in an amount equal to $400,000,000 (the "Purchase Price").

      4.3   Determination of Accounting Differential.

            (a) Within eight months after the Closing Date, the Buyer shall prepare and deliver to the Seller a statement of the Accounting Differential of the Companies as of the Closing Date (the "Closing Date Accounting Differential"), which shall be in the form set forth as Exhibit A, specifying and quantifying in reasonable detail as set forth in Exhibit A the items constituting the Closing Date Accounting Differential. The Closing Date Accounting Differential shall be prepared in accordance with GAAP, except to the extent otherwise provided in the definition of "Accounting Differential" herein. Upon delivery of such statement by the Buyer, the Buyer shall provide the Seller and its representatives with reasonable access during business hours to the books and records and relevant personnel of the Companies in order to allow the Seller and its representatives to verify the accuracy of the determination by the Buyer of the Closing Date Accounting Differential.

            (b) In the event that the Seller objects to the determination by the Buyer of the Closing Date Accounting Differential, the Seller shall deliver a written notice of objection (a "Notice of Objection") to the Buyer within 20 Business Days after the statement referred to in Section 4.3(a) is given to the Seller, which Notice of Objection shall describe in reasonable detail the Seller's proposed adjustments to the Closing Date Accounting Differential. If the Seller does not deliver a Notice of Objection in accordance with the preceding sentence within such 20 Business Day period, the Closing Date Accounting Differential shall be deemed final and binding. If the Seller delivers a Notice of Objection to the Buyer within such 20 Business Day period, then any dispute shall be resolved as follows:

                  (i) The Parties shall promptly endeavor in good faith to agree upon the determination of the Closing Date Accounting Differential. In the event that a written agreement determining the amount of the Closing Date Accounting Differential has not been reached within 10 Business Days after the Notice of Objection is given by the Seller to the Buyer, the Buyer's determination of the Closing Date Accounting Differential and the Seller's proposed adjustments thereto shall be submitted to an independent accounting firm (other than accountants for the Buyer, any Company, Parent, the Seller or any Affiliate thereof) jointly selected by the Seller and the Buyer (the "Arbitrator").

                  (ii) Within thirty (30) days after the submission of any dispute concerning the determination of the Closing Date Accounting Differential to the Arbitrator, the Arbitrator shall render a decision in accordance with this Section 4.3(b) along with a statement of reasons therefor. The decision of the Arbitrator shall be final and binding upon the Parties.

                  (iii) In the event the Parties submit any unresolved disputes to the Arbitrator for resolution, the Parties shall share responsibility for the fees and expenses of the Arbitrator as follows:

                  (A) if the Arbitrator resolves all of the remaining objections in favor of the Buyer's position, then Parent and the Seller shall be jointly and severally responsible for all of the fees and expenses of the Arbitrator;

                  (B) if the Arbitrator resolves all of the remaining objections in favor of the Seller's position, then the Buyer shall be responsible for all of the fees and expenses of the Arbitrator; and

                  (C) if the Arbitrator neither resolves all of the remaining objections in favor of the Buyer's position nor resolves all of the remaining objections in favor of the Seller's position, the responsibility for payment of the fees and expenses of the Arbitrator shall be shared equally between Parent and the Seller jointly and severally, on the one hand, and the Buyer, on the other.

            (c) If the Closing Date Accounting Differential is less than the Estimated Accounting Differential, then Parent and the Seller jointly and severally agree to pay to the Buyer the amount of any such shortfall within three Business Days after the determination of the Closing Date Accounting Differential by wire transfer of immediately available funds to an account in the Continental United States designated in writing by the Buyer. If the Closing Date Accounting Differential is greater than the Estimated Accounting Differential, then the Buyer shall pay to the Seller the amount of any such excess within three Business Days after the determination of the Closing Date Accounting Differential by wire transfer of immediately available funds to an account in the Continental United States designated in writing by the Seller.

      4.4 Closing. Subject to the satisfaction or waiver of the conditions precedent described in Section 6, the closing of the purchase and sale of the Interests hereunder (the "Closing") shall take place at 10:00 a.m. local time on October 1, 2003 at the offices of White & Case LLP, 633 West Fifth Street, 19th Floor, Los Angeles, California (or such other place, date and/or time as the Parties may mutually agree) (the "Closing Date"). The effective time of the Closing shall be deemed to be 11:59 p.m. on the Closing Date.

      4.5 Allocation of Purchase Price. The Seller and the Buyer agree to allocate the aggregate Purchase Price to be paid for the Interests (including any liabilities deemed to be assumed by the Buyer) among the assets of the Companies in accordance with Section 1060 of the Code and Treasury Regulations thereunder. The Seller and the Buyer agree that the Buyer shall prepare and provide to the Seller a draft allocation of the Purchase Price among such assets within ninety (90) days after the Closing Date. The Seller shall notify the Buyer within thirty (30) days of receipt of such draft allocation of any objection the Seller may have thereto. The Seller and the Buyer agree to resolve any disagreement with respect to such allocation in good faith. In addition, the Seller and the Buyer hereby undertake and agree to file timely any information that may be required to be filed pursuant to Treasury Regulations promulgated under Section 1060(b) of the Code, and shall use the allocation determined pursuant to this Section 4.5 in connection with the preparation of IRS Form 8594 (including any amendments thereto) as such form relates to the transactions contemplated by this Agreement. Unless required to do so by applicable law, no Party shall file any Tax Return or other document or otherwise take any position that is inconsistent with the allocation determined pursuant to this Section 4.5; provided, however, that to the extent any disagreement between the Buyer and Seller with respect to such allocation of Purchase Price cannot be resolved in good faith (as provided herein), the Seller and the Buyer may file IRS Form 8594 (including any amendments thereto) with each of the Buyer and the Seller reporting differing purchase price allocations. Any adjustments to the Purchase Price shall be allocated in accordance with this Section 4.5. For the avoidance of doubt, the provisions of this Section 4.5 shall apply for Tax purposes only.

      4.6 Corporate Matters. On or before the Closing Date, the Seller shall deliver to the Buyer (a) the resignation as a director of each member of the board of directors of each of the Companies, such resignations to be effective upon consummation of the Closing, and (b) the original corporate record books, stock record books, limited liability company record books or equivalent organizational records, of each of the Companies.


                                   SECTION 5.
                                CERTAIN COVENANTS
                                -----------------

      5.1 Conduct of the Companies' Businesses Prior to Closing. Except as otherwise contemplated by this Agreement (including the transactions contemplated by the Conversion), during the period from the date of this Agreement to the Closing Date, the Seller shall cause the Companies to (i) conduct their respective operations only according to the Ordinary Course, (ii) maintain their respective accounting and financial books, records and accounts in accordance with GAAP and (iii) use commercially reasonable efforts to preserve intact their respective business organizations, keep available the services of their respective key officers and employees and maintain relationships existing as of the date of this Agreement with material licensors, suppliers, distributors, customers, landlords, employees, agents and others having business relationships with them. Notwithstanding the immediately preceding sentence, prior to the Closing Date, except as may be first approved in writing by the Buyer, the Seller shall cause the Companies to: (a) except as contemplated by this Agreement, refrain from amending or modifying their respective certificate of incorporation and bylaws (or equivalent organizational documents) from their respective forms on the date of this Agreement, (b) refrain from increasing any bonus plan, salaries or other compensation to any director, officer, employee, manager, member or stockholder or entering into or amending any employment, severance, retention or similar agreement with any director, officer or employee, except increases in the Ordinary Course, (c) refrain from adopting or increasing any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any of their respective employees, except for retention plans under which neither the Buyer nor any Affiliate (including any Company) thereof will have any liability after the Closing, (d) refrain from hiring any employee that was employed by any Affiliate (other than a Company) of a Company, (e) refrain from entering into any Contract (other than Contracts that are, individually or in the aggregate, not material) except in the Ordinary Course,
(f) refrain from materially amending or modifying, or consenting to any waiver of any material right or value, under any Contract set forth (or required to be set forth) on Schedule 2.10(a) or Schedule

2.10(b)(i), (g) refrain from increasing, or changing the pricing or payment terms of, any Indebtedness for borrowed money, (h) refrain from canceling or waiving any claim or right which individually or in the aggregate is material,
(i) refrain from paying any dividends or distributions to stockholders or members or otherwise redeeming, purchasing or acquiring any of its securities, except as expressly contemplated by this Agreement, (j) refrain from making any change in any method of accounting or auditing practice, except as required by law or GAAP, (k) refrain from issuing or selling any shares of capital stock or membership interests, as the case may be, or any other securities or issuing any security, or issuing any securities convertible into, or options, warrants or rights to purchase or subscribe to, or entering into any agreement with respect to the issue and sale of, any interest in itself or any other securities, or, except as contemplated by this Agreement, making any other changes in its capital structure, (l) refrain from selling, leasing or otherwise disposing of any asset or property other than in the Ordinary Course, (m) refrain from making any capital expenditure or commitment therefor, except in the Ordinary Course or to the extent a Company is bound as of the date hereof under any Contract set forth (or required to be set forth) on Schedule 2.10(a) to make such expenditure, (n) refrain from writing off as uncollectible any notes or accounts receivable, except write-offs in the Ordinary Course charged to applicable reserves or as required by GAAP, (o) except in the Ordinary Course, refrain from hiring any employee to whom a Company will be required to pay severance pursuant to any severance policy of a Company in effect as of the Closing Date (provided that the aggregate of the annual salaries payable to the employees of the Companies as of the Closing Date does not exceed the aggregate of the annual salaries payable to the employees of the Companies as of the Balance Sheet Date, except as a result of merit-based increases in employee compensation made in the Ordinary Course), (p) to the extent not included in clauses (a) through (o) above, refrain from taking any of the actions described in Section 2.21 and (q) refrain from agreeing in writing, or otherwise, to do any of the foregoing.

      5.2 Conduct of the Buyer's Business Prior to Closing. During the period from the date of this Agreement to the Closing Date, the Buyer will, and will cause its Affiliates to, use reasonable best efforts to refrain from using the pendency of the transactions contemplated by this Agreement and the other Related Agreements to achieve any competitive advantage with respect to a Company or Subsidiary thereof.

      5.3 Exclusive Dealing. During the period from the date of this Agreement to the date, if any, on which this Agreement terminates or is terminated in accordance with its terms, neither Parent nor the Seller shall permit any Company to take any action or to authorize or permit any officer, director or employee of, or any financial advisor, attorney, accountant or other advisor or representative retained by, any Company, Parent or the Seller, as the case may be, to, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person, other than the Buyer and its representatives and advisers, concerning the sale or exchange of the Interests or any other equity interest in any Company or any merger, consolidation, sale of substantial assets or similar transaction involving any Company or its operations; provided, however, that nothing contained in this
Section 5.3 shall restrict or prohibit any disclosure that is otherwise required under applicable law.

      5.4   Due Diligence; Further Assurances.

            (a) Subject to the terms of the Confidentiality Agreements and the terms of this Agreement and the other Related Agreements, the Buyer may, prior to the date, if any, on which this Agreement terminates in accordance with its terms, directly or through its representatives and advisers, review the properties, books and records of the Companies and their respective financial and legal condition to the extent the Buyer deems necessary or advisable to familiarize itself with such properties and other matters; such review shall not, however, affect the representations and warranties made by Parent and the Seller in this Agreement or the remedies of the Buyer for breaches of those representations and warranties. Upon the Seller's prior consent (which shall not be unreasonably withheld), the Buyer and its representatives shall have reasonable access to the premises and to all the books and records of the Companies and the Seller shall cause the officers of the Companies to furnish the Buyer with such financial and operating data and other information with respect to the businesses and properties of the Companies at reasonable times during normal business hours as the Buyer shall from time to time reasonably request. Any such access and review shall be conducted in cooperation with the officers and other key management personnel of the Companies in such a manner as to reasonably minimize any disruption or interference with the normal business operations of the Companies.

            (b) In the event of the termination of this Agreement, the Buyer shall keep confidential any material information obtained from any Company, Seller or Parent concerning the properties, operations and business (unless readily ascertainable from public or published information or trade sources) of any Company (until the same becomes so ascertainable) and, at the request of any Company, Seller, Parent or the Seller, shall return to the applicable Company, Seller or Parent all written information obtained in connection therewith or, lieu thereof, shall destroy all such written information and provide the applicable Company or the Seller with a certificate to such effect. The provisions of this Agreement relating to confidentiality supplement, and not supercede, the Confidentiality Agreements, which remain in full force and effect.

            (c) On and after the Closing Date, each of Parent and the Seller shall, at the Buyer's request, execute, acknowledge and deliver all such documents and instruments as may be reasonably necessary or appropriate to fully and effectively carry out the transactions contemplated by this Agreement.

      5.5 Reasonable Best Efforts. Until such time, if any, as this Agreement is terminated, the Parties shall, and the Seller shall cause the Companies to, cooperate and use their respective commercially reasonable best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including the Parties' cooperation and respective commercially reasonable best efforts to obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to agreements with any Company as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the transactions contemplated hereby, except to the extent that delivery of any such licenses, permits, consents, approvals, authorizations, qualifications or orders is waived by the Buyer.

      5.6   Employee Matters.

            (a) Subject to the requirements, if any, of applicable law and obtaining approvals, if any, of Governmental Entities, prior to the Closing Date, the Seller shall cause the Companies to take all actions necessary to provide for the cancellation or termination, effective immediately prior to the Closing, of (i) all employee stock options to purchase shares of the capital stock, or other equity interests, if any, of any Company, and (ii) at the request of the Buyer, any Employee Benefit Plan maintained by any Company other than the Assumed Benefit Plans and Arrangements set forth on Schedule 5.6(a). For a period of 12 months after the Closing, the Buyer will cause the Companies to maintain and provide (x) severance benefits that are the same as those provided under Section 5.3 of the severance policies of the Companies set forth (or required to be set forth) on Schedule 2.19(h)(iii), as each such policy was in effect as of August 15, 2003, and (y) severance terms that are the same as those provided under the severance policies of the Companies set forth (or required to be set forth) on Schedule 2.19(h)(iii), as each such policy was in effect as of August 15, 2003; provided that Parent and the Seller shall be jointly and severally responsible for, and shall jointly and severally indemnify and hold the Buyer harmless from and against, all amounts due under the Transamerica Finance Corporation 2002-2004 DAP ROE Bonus Plan and all obligations to pay bonuses, commissions, success fees or similar fees payable to the Employees and the former employees of the Companies as a result of the consummation of the transactions contemplated by this Agreement, including those obligations listed (or required to be listed) on Schedule 2.19(h)(i) and
Schedule 2.19(h)(ii) (excluding Assumed Benefit Plans and Arrangements). The Buyer will not assume any of the Companies', Parent's or the Seller's obligations to former employees of any Company receiving COBRA benefits as of the Closing Date. Nothing contained herein shall limit the Buyer's or its Affiliates' rights to amend or terminate any of their respective employee benefit plans or arrangements at any time after the Closing.

            (b) Parent, the Seller and their respective Affiliates (other than the Companies) shall retain responsibility under employee welfare benefit plans sponsored or maintained by Parent, the Seller or any of their respective Affiliates (other than the Companies) for all amounts payable by reason of claims incurred by Employees and former employees of the Companies and their Affiliates, and their dependents, on or prior to the Closing Date, and the Buyer and its Affiliates shall be responsible under the welfare benefit plans of the Buyer and its Affiliates for all amounts payable by reason of claims incurred by Employees and their dependents after the Closing Date; provided, however, that Parent and the Seller shall be jointly and severally responsible for paying and providing (and shall indemnify and hold the Buyer and its Affiliates harmless from all Losses related to) long-term disability and life insurance benefits with respect to any Employee (and any individual formerly employed by a Company or its Affiliates) who is on long-term disability as of the Closing Date or on short-term disability as of the Closing Date and thereafter qualifies for long-term disability for the same or a related condition. Parent and the Seller shall jointly and severally indemnify and hold harmless the Buyer and its Affiliates from and against any and all Losses arising out of, or relating to,
(i) any

Employee Benefit Plan or Employee Benefit Arrangement sponsored or maintained by Parent, the Seller or any Affiliate thereof (other than the Companies), including, without limitation, long-term disability, life insurance, severance or retention pay or other benefits thereunder, (ii) any employee pension benefit plan subject to Section 412 or 418B of the Code or Section 302 or Title IV of ERISA or any VEBA maintained or contributed to, or required to be contributed to, by Parent, the Seller or their respective Affiliates or any employer (whether or not incorporated) that would be treated together with Parent, the Seller or their respective Affiliates as a single employer within the meaning of
Section 414 of the Code and (iii) any tax or excise tax arising under Chapter 43 of the Code with respect to any Employee Benefit Plan sponsored or maintained by Parent, the Seller or any Affiliate thereof (other than the Companies).

            (c) Following the Closing Date, (i) for purposes only of determining eligibility to participate and vesting in employee benefit plans provided by the Buyer for Employees, such Employees will be credited with their years of service with a Company to the same extent recognized under similar employee benefit plans of Parent or the Seller immediately prior to the Closing,
(ii) the Buyer shall cause the eligibility of any Employee under any employee welfare benefit plan (except any long-term disability plan) of the Buyer not to be subject to any exclusion for any pre-existing condition or waiting periods if such Employee had met the participation requirements under a similar plan of Parent or the Seller immediately prior to the Closing, (iii) eligible expenses incurred by any Employee up to and including the Closing Date shall be taken into account for purposes of satisfying applicable deductible provisions, if any, under employee welfare plans of the Buyer in which such Employee is eligible to participate and (iv) for each Employee's unused vacation days, "AEGON Wellness" days and personal holidays set forth on Schedule 2.18(m) and accrued under policies applicable to Employees prior to the Closing Date, the Buyer shall credit such Employee with corresponding vacation days, sick days and floating holidays in accordance with the applicable policies of the Buyer and its Affiliates.

            (d) Effective as of the Closing Date, the Seller shall transfer, or cause to be transferred, to the Buyer an amount, in cash, equal to each Employee's calendar year 2003 contributions to the Seller's health care spending account plan and the dependent care spending account plan (the "Seller Flexible Benefit Plan"), net of calendar year 2003 reimbursements (but not less than zero). The Buyer shall cause such amounts to be credited to each Employee's accounts under the Buyer's corresponding health care and dependent care spending account plans (the "Buyer Flexible Benefit Plan") in which such Employees participate following the Closing Date, and all claims for reimbursement which have not been submitted for payment under the Seller Flexible Benefit Plan as of transfer to the Buyer Flexible Benefit Plan shall be paid pursuant to and under the terms of the Buyer Flexible Benefit Plan.

            (e) Except as may be required by applicable law or as otherwise required by this Agreement, the Seller shall cause, as of the Closing Date, all Employees who become employees of the Buyer: to be fully vested in their accrued benefits under the AEGON USA, Inc. Pension Plan, AEGON USA, Inc. Profit Sharing Plan, AEGON USA, Inc. Executive Profit Sharing Plan and AEGON USA, Inc. Excess Restoration Plan (collectively, the "AEGON Pension Plans"). Effective as of the Closing Date, in accordance with the provisions of Section 401(k)(2) of the Code, the Seller's Affiliates shall cause Employees transferring to the Buyer to be treated as having severance from employment for purposes of the AEGON USA, Inc. Profit Sharing Plan. Seller or its Affiliates shall make contributions to the AEGON Pension Plans on behalf of Employees transferring to Buyer without regard to the fact that such employees will not be employed by Seller or one of its Affiliates on the last day of the respective plan year, if applicable. In addition, Seller's Affiliates shall treat all Employees as terminated for purposes of any non-qualified deferred compensation plan maintained by Seller or its Affiliates. For the avoidance of doubt, neither the Buyer nor any Affiliate thereof (including, after the Closing, the Companies) shall have any liability under or in connection with this Section 5.6(e).

            (f) Employee Communications. Any communication proposed to be delivered prior to the Closing by the Buyer or any Affiliate thereof to the Employees regarding (i) matters contained in or relating to the transactions contemplated under this Agreement, or (ii) otherwise respecting any changes or potential changes in employee benefit plans, practices or procedures or employment that may or will occur in connection with the transactions contemplated by this Agreement, shall be subject to prior approval of the Seller, which approval shall not be unreasonably withheld. Any communication proposed to be delivered prior to or after the Closing by Parent, the Seller or any Affiliate thereof to the Employees regarding (i) matters contained in or relating to the transactions contemplated under this Agreement, or (ii) otherwise respecting any changes or potential changes in employee benefit plans, practices or procedures or employment that may or will occur in connection with the transactions contemplated by this Agreement, shall be subject to prior approval of the Buyer, which approval shall not be unreasonably withheld.

            (g) Transition Matters. Prior to the Closing, Parent and the Seller will cooperate in good faith with the Buyer concerning any changes or potential changes in employee benefit plans, practices or procedures or employment with respect to the employees of the Companies that may or will occur in connection with the transactions contemplated by this Agreement.

            (h) Payroll Adjustments and Reimbursements. Parent and the Seller jointly and severally agree to pay or to cause to be paid to each Employee immediately following the Closing Date an amount equal to such Employee's compensation through the Closing Date plus an amount equal to such Employee's pro rata compensation for two additional work days based upon normal scheduled hours for each such Employee (the "Two-Day Compensation"). The Buyer agrees to pay or to cause to be paid to each Employee promptly after Closing any amounts due to such Employee as a result of adjustments in compensation (including overtime and paycheck corrections) for the period from September 21, 2003 through and including the Closing Date.

      5.7 Tax Covenants. From and after the date of this Agreement and until the Closing Date, the Seller shall, and shall cause the Companies to, (a) prepare all Tax Returns in a manner that is consistent with the past practices of the Companies with respect to the treatment of items on such Tax Returns except to the extent that any inconsistency would not materially increase the Tax liability of the Buyer, any Company for any Post-Closing Period, (b) refrain from incurring any material liability for Taxes with respect to the income, property or operations of any Company other than in the Ordinary Course other than a Tax that is imposed on Parent or the Seller and for which neither any Company nor the Buyer would be liable after the Closing Date under applicable law, (c) refrain from entering into any settlement or closing agreement with a taxing authority that would materially increase any Tax liability of any Company with respect to the income, property or operations of any Company for any Post-Closing Period and (d) refrain from filing or causing to be filed any amended Tax Returns or claims for refund with respect to the income, property or operations of any Company except to the extent that any inconsistency would not materially increase the Tax liability of the Buyer, any Company for any Post-Closing Period; in each case, without the consent of the Buyer, which consent shall not be unreasonably withheld, conditioned or delayed.

      5.8 Domain Names. At all times during the one-year period commencing on the Closing Date, Parent shall, or shall cause an Affiliate to, cause (a) each of the domain names listed on Schedule 2.15(d) containing the word "tax" to redirect Internet traffic to the website located at http://www.firstam.com/tax (or to such other URL as the Buyer may designate in writing) and (b) each of the domain names listed on Schedule 2.15(d) containing the word "flood" to redirect Internet traffic to the website located at http://www.firstam.com/flood (or to such other URL as the Buyer may designate in writing). As soon as practicable, and in any event within 60 days, after the Closing Date, Parent shall, (x) cause all right, title and interest in and to the domain names listed on Schedule 2.15(a) and not owned by any Company to be assigned and transferred to a Company in a manner reasonably satisfactory to the Buyer and (y) to the extent it or an Affiliate thereof has the legal right to do so, cause all right, title and interest in and to the domain name "floodinsights.com" to be assigned and transferred to a Company in a manner reasonably satisfactory to the Buyer.

      5.9   Estimation of Accounting Differential.

            (a) At least five days prior to the Closing Date, the Seller shall cause the Companies to prepare and deliver to the Buyer an estimate of the Accounting Differential (and the related worksheets, working papers, notes and schedules thereto) of the Companies as of the Closing Date (such estimate, as it may be adjusted pursuant to clause (b) below, the "Estimated Accounting Differential"), which shall be in the form set forth as Exhibit A, specifying and quantifying in reasonable detail as set forth in Exhibit A the items constituting such Accounting Differential. The statement of Estimated Accounting Differential shall be prepared in accordance with GAAP.

            (b) If the Estimated Accounting Differential provided by the Seller under clause (a) above is greater than 110% of the Accounting Differential of the Companies as of the Balance Sheet Date (as determined by reference to the Balance Sheets), the Buyer may, at its option, after written notice to the Seller within five days after the Buyer's receipt of the Estimated Accounting Differential, submit the determination of such Estimated Accounting Differential to an independent accounting firm (other than accountants for the Buyer, any Company, Parent, the Seller or any Affiliate thereof) jointly selected by the Seller and the Buyer. Within thirty (30) days after such submission, such accounting firm shall render a determination of the Estimated Accounting Differential along with a statement of reasons therefor. The decision of such accounting firm, and any resulting adjustment to the Estimated Accounting Differential, shall be final and binding upon the Parties. The responsibility for payment of the fees and expenses of such accounting firm shall be shared equally between Parent and the Seller jointly and severally, on the one hand, and the Buyer, on the other hand. The Closing shall be delayed during the pendency of any determination submitted pursuant to this clause (b) and the Termination Date shall be extended by the number of days required to make such determination.

            (c) Immediately prior to the Closing, the aggregate cash balances of the Companies shall equal or exceed the sum (such sum, the "Mandatory Closing Cash Balance") of (i) the sum of (x) $25,000,000 and (y) $4,500,000 minus the Estimated Accounting Differential and (ii) to the extent not otherwise included in the calculation of the Estimated Accounting Differential and not already paid prior to the Closing, the pro rata portion of the aggregate of all salaries and bonuses payable by the Companies to employees for services rendered prior to the Closing, which bonuses shall be pro rated for the portion of the calendar year in which the Closing occurs that elapses prior to the Closing (the "Pre-Closing Bonuses"). To the extent that Parent or the Seller pays, or causes the Companies to pay, Pre-Closing Bonuses prior to the Closing, the Seller will, or will cause the Companies to, expressly inform the recipients of the Pre-Closing Bonuses that such payments are made in respect of salaries and bonuses payable by the Companies for services rendered prior to the Closing. To the extent that neither Parent nor the Seller pays, and the Seller does not cause the Companies to pay, Pre-Closing Bonuses prior to the Closing, the Buyer agrees to pay such Pre-Closing Bonuses in the amounts and on the terms set forth in, and otherwise in accordance with, Schedule 5.9(c), but only to the extent that the Companies' liability for the payment of such amounts is included in the calculation of the Estimated Accounting Differential and the Closing Date Accounting Differential.

      5.10 Inter-Company Debt. Prior to the Closing, the Seller (a) shall cause all Indebtedness owed by any Company to Parent, the Seller or any Affiliate thereof (other than a Company) to be discharged, forgiven, satisfied or otherwise terminated in full (the "Mandatory Termination") and (b) may cause all Indebtedness owed to any Company by Parent, the Seller or any Affiliate thereof (other than a Company) to be discharged, forgiven, satisfied or otherwise terminated in full (the "Voluntary Termination"). Prior to the Closing, the Seller may cause the Companies to dividend or distribute to the Seller all assets that represent all inter-company loans made by the Companies to Parent, the Seller and their respective Affiliates.

      5.11 Transamerica Name and Mark. As promptly as commercially practicable but in no event later than 90 days after the Closing, the Buyer shall completely and permanently obliterate, mask or remove all Transamerica Marks from all assets used by the Companies (it being understood and agreed that notwithstanding the foregoing, (i) in the event that any properties of the Companies are in the possession of third parties, the Buyer's obligations hereunder with respect to obliteration, masking and/or removal of Transamerica Marks shall commence on the first day that such properties are returned to the dominion and control of the Buyer or the Companies, and (ii) in no event shall Buyer have any obligation to obliterate or mask any Transamerica Marks from any documents related to existing Contracts in existence immediately prior to the Closing). From and after the Closing, except as set forth in this Section 5.11, the Buyer shall not permit any Company to (a) use any acronym based on, or any logo incorporating, any such Transamerica Mark, (b) in any way represent that it is, or otherwise hold itself out as being, affiliated with Parent, the Seller or any Affiliate thereof or (c) except as provided in the following sentence otherwise use any Transamerica Mark. Notwithstanding the foregoing, for a period of not more than 180 days after the Closing in connection with transition arrangements, Buyer shall be entitled to (x) use or disseminate any equipment, software, invoices, purchaser orders, sales orders, labels, letterhead, envelopes, signage, business cards, displays, product packaging, websites, e-mail addresses, promotional materials, shipping documents or other documentation used by the Companies and existing on the Closing Date (the "Existing Stock") that bear any Transamerica Mark where the removal, erasure, deletion or obliteration of the Transamerica Mark on such Existing Stock would be impractical and (y) to the extent any Company name, prior to closing, contained any Transamerica Mark, use such Transamerica Mark to indicate that the respective Company was formerly known by such name. Except as set forth in this Section 5.11, the Buyer shall not be entitled to use any Transamerica Marks together with any of the Buyer's trademarks, servicemarks, trade dress or logos on any stationery or advertising or in any other form or documentation. As soon as practicable after the Closing Date and not later than 60 days thereafter, the Buyer shall cause each of the Companies to take all commercially reasonable actions reasonably necessary to change its corporate name and any other names under which it conducts business to names that do not use any Transamerica Mark or any name confusingly similar to a Transamerica Mark. Following the Closing, Parent shall not, and shall not cause or permit any Affiliate thereof to, sell, transfer, license, use or renew any of the following Trademarks: TransFlood(R), TA Flood(R), TFHC(R) and TransTax(R).

      5.12 Control of the Seller. Parent agrees to take all appropriate action to cause the Seller to perform and comply with each of the covenants and agreements contained in this Agreement that are required to be performed or complied with by Seller.

      5.13  Assistance in Proceedings.

            (a) Subject to Section 9.8, after the Closing, Buyer will use commercially reasonable efforts to cooperate with Seller and Parent and their respective counsel (at Parent's expense with respect to Buyer's out-of-pocket costs) in the contest or defense of, and make reasonably available its personnel (including Employees) and provide any testimony and reasonable access to its books and records in connection with, any proceeding, action, arbitration, audit, investigation, litigation or suit involving or relating to (i) any transaction contemplated by this Agreement or the other Related Agreements or
(ii) any action, failure to act, circumstance, condition, conduct, activity, event or transaction on or before the Closing Date involving Seller, Parent, any Company or their respective businesses.

            (b) Subject to Section 9.8, after the Closing, Seller and Parent will use commercially reasonable efforts to cooperate with Buyer and its counsel (at Buyer's expense with respect to Seller's and Parent's out-of-pocket costs) in the contest or defense of, and make reasonably available its personnel and provide any testimony and reasonable access to its books and records in connection with, any proceeding, action, arbitration, audit, investigation, litigation or suit involving or relating to (i) any transaction contemplated by this Agreement or the other Related Agreements or (ii) any action, failure to act, circumstance, condition, conduct, activity, event or transaction on or before the Closing Date involving any Company or their respective businesses.


                                   SECTION 6.
                              CONDITIONS PRECEDENT
                              --------------------

      6.1 Conditions of all Parties. The obligations of each of the Parties to consummate the transactions contemplated by this Agreement and the other Related Agreements are subject to the satisfaction or waiver by such Party on or before the Closing, of the following conditions precedent:

            (a) Injunction. No preliminary or permanent injunction or other order shall have been issued by any court or by any Governmental Entity which prohibits or makes illegal the consummation of the transactions contemplated by this Agreement and the other Related Documents and which is in effect on the Closing Date; provided, however, that the Parties shall use commercially reasonable efforts to have any such injunction or order vacated.

            (b) Statutes; Governmental Approvals. No statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or other Governmental Entity which prohibits the consummation of the transactions contemplated by this Agreement and the other Related Documents; all governmental and other consents and approvals (including the HSR Termination), if any, necessary to permit the consummation of the transactions contemplated by the Related Documents shall have been received and shall be in full force and effect as of the Closing Date.

            (c) No Litigation. As of the Closing Date, no action or proceeding shall have been instituted and shall be pending before a court or other Governmental Entity to restrain or prohibit the consummation of the transactions contemplated by this Agreement and the other Related Documents, which action or proceeding would reasonably be expected to be successful.

      6.2 Conditions of the Buyer. The obligation of the Buyer to consummate the transactions contemplated hereby and in the other Related Documents is additionally subject to the satisfaction or waiver on or before the Closing Date of the following conditions precedent:

            (a) Truth of Representations and Warranties. The representations and warranties of the Seller and Parent contained herein shall be true and accurate in all material respects, in each case at and as of the date of this Agreement and as of the Closing Date (except to the extent a representation or warranty speaks specifically as of an earlier date).

            (b) Performance of Agreements. All of the agreements of the Seller, Parent and the Companies to be performed pursuant to this Agreement at or prior to the Closing shall have been duly performed in all material respects.

            (c) Good Standing and Other Certificates. The Seller shall have delivered to the Buyer (i) copies of each Company's certificate of incorporation as in effect immediately prior to the Conversion and each Company's certificate of conversion and certificate of formation as in effect upon the Conversion, including all amendments thereto, in each case certified by the Secretary of State of the State of Delaware, (ii) a certificate from the Secretary of State of the State of Delaware to the effect that each Company is in good standing or subsisting in the State of Delaware and listing all formation documents of such Company on file, (iii) a certificate, dated prior to the Conversion, from the Secretary of State or other appropriate official in each State in which each of the Companies is qualified to do business to the effect that such Company is in good standing in such State and (iv) a copy of the bylaws or limited liability company agreement, as the case may be, of each of the Companies, certified by the Secretary or Assistant Secretary of such Company as being true and correct and in effect on the Closing Date.

            (d) No Material Adverse Effect. As of the Closing Date there shall have been no Material Adverse Effect on any Company and there shall not have occurred any change or development that would reasonably be expected to have a Material Adverse Effect on any Company.

            (e) Proceedings. As of the Closing Date, all corporate or limited liability company, as the case may be, proceedings of the Companies, Parent and the Seller, if any, to be taken in connection with the transactions contemplated by this Agreement, the other Related Documents and all documents incident thereto shall be reasonably satisfactory in form and substance to the Buyer, and the Buyer shall have received copies of all such documents and other evidences as it may reasonably request in order to establish the taking of all such proceedings in connection with the consummation of such transactions.

            (f) Related Documents. Each of the Noncompete Agreement, the Guarantee and the Services Agreement shall have duly executed and delivered by the parties (other than the Buyer or any Affiliate thereof) thereto.

            (g) Termination of Plans. The Companies shall have canceled or terminated all employee options to purchase shares of the capital stock or other equity interests, if any, of the Companies and any other Employee Benefit Plans or Employee Benefit Arrangements maintained by a Company designated to the Seller in writing by the Buyer, and the Buyer shall have received copies of all such documents and other evidences as it may reasonably request in order to establish such cancellation or termination.

            (h) FIRPTA Compliance. The Buyer shall have received a non-foreign person affidavit from the Seller dated the Closing Date as required by Section 1445 of the Code.

            (i) Conversion. The Conversion shall have occurred with the effect provided in Section 18-214 of the Delaware Limited Liability Company Act.

            (j) Inter-Company Debt. The Mandatory Termination shall have occurred.

      6.3 Conditions of Parent and the Seller. The obligations of Parent and the Seller to consummate the transactions contemplated hereby and in the other Related Documents is additionally subject to the satisfaction or waiver on or before the Closing Date of the following conditions precedent:

            (a) Truth of Representations and Warranties. The representations and warranties of the Buyer contained herein shall be true and accurate in all material respects, in each case at and as of the date of this Agreement and as of the Closing Date (except to the extent a representation or warranty speaks specifically as of an earlier date).

            (b) Performance of Agreements. All of the agreements of the Buyer to be performed pursuant to this Agreement at or prior to the Closing shall have been duly performed in all material respects.

            (c) Good Standing and Other Certificates. The Buyer shall have delivered to the Seller (i) a copy of the Buyer's articles of organization, including all amendments thereto, certified by the Secretary of the State of California as being true and correct and in effect on the Closing Date, and a copy of the Buyer's operating agreement, including all amendments thereto, certified by the Secretary or an Assistant Secretary of the Buyer as being true and correct and in effect on the Closing Date and (ii) a certificate from the Secretary of State of California to the effect that the Buyer is in good standing in such jurisdiction and listing all formation documents of the Buyer on file.

            (d) Proceedings. As of the Closing Date, all limited liability company proceedings of the Buyer, if any, to be taken in connection with the transactions contemplated by this Agreement, the Related Documents and all documents incident thereto shall be reasonably satisfactory in form and substance to the Seller, and the Seller shall have received copies of all such documents and other evidences as it may reasonably request in order to establish the taking of all such proceedings in connection with the consummation of such transactions.


                                   SECTION 7.
                                   TERMINATION
                                   -----------

      7.1   Events of Termination. This Agreement may be terminated as follows:

            (a)   at any time by mutual written agreement of the Parties;

            (b) by Buyer upon written notice to Parent, if (i) the conditions set forth in Section 6.1 and Section 6.2 shall not have been satisfied on or before the Termination Date and (ii) Buyer shall not have materially breached any of its representations, warranties, covenants or agreements contained herein;

            (c) by Seller or Parent upon written notice to Buyer, if (i) the conditions set forth in Section 6.1 and Section 6.3 shall not have been satisfied on or before the Termination

Date and (ii) neither Parent nor Seller shall have materially breached any of its representations, warranties, covenants or agreements contained herein;

            (d) by Seller or Parent upon written notice to Buyer or by Buyer upon written notice to Parent, if a court of competent jurisdiction or other Governmental Entity shall have issued a final, non-appealable order, decree or ruling, or taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

            (e) by the Buyer, by written notice to Parent, if, as a condition to receiving the approval of the transactions contemplated by this Agreement by any Governmental Entity, the Buyer or any of its Affiliates shall be required to, or required to agree to, (i) divest, sell or hold separate or agree to license to any Person, before or after the Closing Date, any material portion of the Buyer's, any of its Affiliates' or any of the Companies' businesses, product lines, properties or assets, as the case may be, (ii) make any material changes or accept material restrictions in the operation of such businesses, product lines, properties or assets or (iii) make any material changes or accept any material restrictions to this Agreement or the transactions contemplated hereby; and

            (f) by Seller or Parent upon written notice to Buyer or by Buyer upon written notice to Parent if at any time the representations and warranties made by the non-terminating Party or Parties in this Agreement fail to be true and correct in all material respects and such failure is either (x) not capable of being cured or (y) is not cured within 30 days after such failure first occurs.

      7.2 Effect of Termination. In the event that this Agreement shall be terminated pursuant to Section 7.1, all further obligations of the Parties hereto under this Agreement (other than pursuant to Sections 5.4(b), 10.2 and 10.3, which shall continue in full force and effect) shall terminate without further liability or obligation of any Party to any other Party hereunder; provided that no Party shall be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of (a) willful failure of such Party to have performed its obligations hereunder or (b) any knowing misrepresentation made by such Party of any matter set forth herein.


                                   SECTION 8.
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION
                  --------------------------------------------

      8.1 Survival of Representations. The representations and warranties of the Parties contained in Sections 2 and 3 (including the Schedules) are made only as of the date of this Agreement and as of the Closing Date. Such representations and warranties shall survive the Closing until April 30, 2005; provided that the representations and warranties contained in Sections 2.2, 2.3,
2.4 and 2.24 shall survive indefinitely and the representations and warranties contained in Sections 2.13(c)(iii), (vi) and (viii) and, solely to the extent that such representations and warranties relate to pre-Closing compliance with ERISA and the Code, Section 2.19 shall survive until 120 days after the expiration of the applicable statute of limitations period (after giving effect to any waivers and extensions thereof).

      8.2   General Indemnification.

            (a) The Seller and Parent jointly and severally agree to indemnify and hold the Buyer and its Affiliates (including, after the Closing, the Companies) and their respective officers, directors, managers, stockholders, members and any successors (solely by operation of law) thereto harmless, on an after-tax basis, from any and all Losses incurred or paid as a result of or arising out of the failure of any representation or warranty made by the Seller and Parent in Section 2 of this Agreement, other than representations and warranties made in Section 2.13, to be true and correct (determined without regard to any limitation or qualification by materiality) as of the date hereof and as of the Closing Date.

            (b) The Buyer agrees to indemnify and hold the Seller, Parent and their respective Affiliates and their respective officers, directors, stockholders and any successors (solely by operation of law) thereto harmless, on an after-tax basis, from any and all Losses incurred or paid as a result of or arising out of the failure of any representation or warranty made by the Buyer in Section 3 of this Agreement to be true and correct (determined without regard to any limitation or qualification by materiality) as of the date hereof and as of the Closing Date.

            (c) The sole recourse and remedy of the Buyer for any inaccuracy in any representation or warranty, other than representations and warranties made in Section 2.13, made by Parent and the Seller in this Agreement shall be under the provisions of and to the extent provided in this Section 8. The Buyer shall not assert any inaccuracy or seek any recourse or remedy in respect thereof other than under the provisions of this Section 8.

            (d) The sole recourse and remedy of Parent and the Seller for any inaccuracy in any representation or warranty made by the Buyer in this Agreement shall be under the provisions of and to the extent provided for in this Section
8. Neither Parent nor the Seller shall assert any such inaccuracy or seek any recourse or remedy in respect thereof other than under the provisions of this
Section 8.

            (e) The obligations to indemnify and hold harmless pursuant to this Section 8.2 shall survive the consummation of the transactions contemplated by this Agreement for the time periods set forth in Section 8.1, except for claims for indemnification asserted in accordance with this Agreement prior to the end of such periods, which claims shall survive until final resolution thereof.

            (f) The obligations of the Seller and Parent to indemnify and hold harmless pursuant to this Section 8.2 and Section 8.4 and to make the payment required in Section 8.3, on the one hand, and the obligation of the Buyer to indemnify and hold harmless pursuant to this Section 8.2, on the other hand, shall each be limited to an aggregate amount of $135,000,000, and no Indemnified Party shall be entitled to recovery for Losses from the Seller and Parent pursuant to this Section 8.2 or to payment of amounts pursuant to Section 8.3, on the one hand, or to recovery for Losses from the Buyer pursuant to this
Section 8.2, on the other hand, until the total amount of Losses indemnifiable and, in the case of Section 8.3, amounts payable (but for the limitations contained in this Section 8.2(f)) by the Seller and Parent or the Buyer, as the case may be, hereunder exceeds $2,000,000 (in which case the Indemnified Party shall be entitled to recover the amount of such Losses that exceeds $2,000,000); provided that the limitations set forth in this Section 8.2(f) shall not apply to Losses that arise from a breach of any of the representations and warranties contained in Sections 2.2, 2.3, 2.4, 2.13(c)(iii), (vi) and (viii) and 2.24 and, solely to the extent that such representations and warranties relate to pre-Closing compliance with ERISA and the Code, Section 2.19.

            (g) For the avoidance of doubt, any claim for indemnification in respect of Losses that arise from a breach of any of the representations and warranties contained in Section 2.13 shall be governed solely by Section 9.7.

      8.3 Tax and Flood Claims. The Seller and Parent jointly and severally agree to pay to the Buyer, in a single payment on November 3, 2008, the aggregate amount of all (i) Tax Claims made or incurred during the five-year period commencing on the Closing Date to the extent the aggregate amount of such Tax Claims exceeds the amount of the Claims Loss Reserve of TRETS reflected on the Balance Sheets and (ii) Flood Claims made or incurred during the five-year period commencing on the Closing Date to the extent the aggregate amount of such Flood Claims exceeds $100,000; provided that the Buyer shall have caused any such Tax Claim or Flood Claim to be processed in the Ordinary Course and in any event in a manner no less advantageous, in any material respect, to any Company than the manner in which similar claims are processed by Affiliates (other than the Companies) of the Buyer.

      8.4   ALLTEL Agreements. In addition to the indemnification provided in
Section 8.2(a), 8.3 and 8.5, the Seller and Parent jointly and severally agree to indemnify and hold the Buyer and its Affiliates (including, after the Closing, the Companies) and their respective officers, directors, managers, stockholders, members and any successors (solely by operation of law) thereto harmless, on an after-tax basis, from any and all Losses incurred or paid as a result of or arising out of the failure to obtain ALLTEL's consent under the ALLTEL Alliance Agreement and/or the ALLTEL Software License Agreement to the transactions contemplated by this Agreement. The Seller's and Parent's obligations to indemnify and hold harmless pursuant to this Section 8.4 shall terminate 49 months after the Closing Date, except for claims for indemnification asserted prior to the end of such period, which claims shall survive until final resolution thereof.

      8.5 Vesting Under AEGON Plans. In addition to the indemnification provided in Section 8.2(a), 8.3 and 8.4, the Seller and Parent jointly and severally agree to indemnify and hold the Buyer and its Affiliates (including, after the Closing, the Companies) and their respective officers, directors, managers, stockholders, members and any successors (solely by operation of law) thereto harmless, on an after-tax basis, from any and all Losses incurred or paid as a result of or arising out of Section 5.6(e) and any actions taken thereunder. The Seller's and

Parent's obligations to indemnify and hold harmless pursuant to this Section 8.5 shall survive indefinitely.

      8.6   Indemnification Procedure.

            (a) Promptly after incurring Losses, including any claim by a third party described in Section 8.6(c) that might give rise to indemnification hereunder, any Party or other Person entitled to indemnification under this
Section 8 (each, an "Indemnified Party") shall promptly deliver a certificate containing the information described below (a "Certificate") to the Party that is required to indemnify such Indemnified Party under Section 8 (such indemnifying party, the "Indemnifying Party"). Such Certificate shall:

                  (i) state that the Indemnified Party has paid or properly accrued Losses or reasonably anticipates that it will incur liability for Losses for which such Indemnified Party is entitled to indemnification pursuant to this Agreement; and

                  (ii) specify in reasonable detail each individual item of Loss included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated liability and the nature of the misrepresentation, inaccuracy or claim to which each such item is related and the computation of the amount to which such Indemnified Party claims to be entitled under this Section 8.

            (b) In case the Indemnifying Party shall object to the indemnification of an Indemnified Party in respect of any claim or claims specified in any Certificate, the Indemnifying Party shall, within 30 days after receipt by the Indemnifying Party of such Certificate, deliver to the Indemnified Party a written notice to such effect and the Indemnifying Party and the Indemnified Party shall, within the 30-day period beginning on the date of receipt by the Indemnified Party of such written objection, attempt in good faith to agree upon the rights of the Parties with respect to each of such claims to which the Indemnifying Party shall have so objected. If the Indemnified Party and the Indemnifying Party shall succeed in reaching agreement on their respective rights with respect to any of such claims, the Indemnified Party and the Indemnifying Party shall promptly prepare and sign a memorandum setting forth such agreement. Should the Indemnified Party and the Indemnifying Party be unable to agree as to any particular item or items or amount or amounts, then such dispute shall be settled by binding arbitration in accordance with Section 10.4.

            (c) Promptly after the assertion by any third party of any claim against any Indemnified Party that, in the judgment of such Indemnified Party, may result in the incurring by such Indemnified Party of Losses for which such Indemnified Party would be entitled to indemnification pursuant to this Agreement, such Indemnified Party shall deliver to the Indemnifying Party a written notice describing in reasonable detail such claim and such Indemnifying Party may, at its option, assume the defense of the Indemnified Party against such claim (including the employment of counsel, who shall be reasonably satisfactory to such Indemnified Party) and the payment of expenses. An Indemnified Party shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party unless (x) the Indemnifying Party shall have failed, within a reasonable time after having been notified by the Indemnified Party of the existence of such claim as provided in the preceding sentence, to assume the defense of such claim, (y) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party, such authorization not to be unreasonably withheld, or (z) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised in writing by such counsel that there may be one or more legal defenses available to the Indemnified Party which are not available to the Indemnifying Party, or available to the Indemnifying Party, but the assertion of which would be adverse to the interests of the Indemnified Party. No Indemnifying Party shall be liable to indemnify any Indemnified Party for any settlement of any such action or claim effected without the written consent of the Indemnifying Party, but if settled with the written consent of the Indemnifying Party, or if there be a final judgment for the plaintiff in any such action, the Indemnifying Party shall indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

            (d) Claims for Losses specified in any Certificate to which an Indemnifying Party shall not object in writing within 30 days of receipt of such Certificate, claims for Losses covered by a memorandum of agreement of the nature described in Section 8.6(b), claims for Losses the validity and amount of which have been the subject of judicial determination as described in Section 8.6(b) and claims for Losses the validity and amount of which shall have been the subject of a final judicial determination, or shall have been settled with the consent of the Indemnifying party, as described in Section 8.6(c) are hereinafter referred to as "Agreed Claims". Within ten (10) Business Days of the determination of the amount of any Agreed Claims, the Indemnifying Party shall pay to the Indemnified Party an amount equal to the Agreed Claim by wire transfer in immediately available funds to the bank account or accounts designated in writing by the Indemnified Party not less than three (3) Business Days prior to such payment.

            (e) All amounts paid in respect of any indemnification claim pursuant to this Section 8 shall, to the extent permitted by applicable law, be treated as an adjustment to the Purchase Price for all Tax purposes.


                                   SECTION 9.
                                   TAX MATTERS
                                   -----------

      9.1   Tax Returns.

            (a) Parent and the Seller shall have the exclusive authority and obligation to prepare, execute on behalf of the Companies and timely file, or cause to be prepared and timely filed, all Tax Returns of the Companies that are due with respect to any taxable year or other taxable period ending on or prior to the Closing Date. Such authority shall include the determination of the manner in which any items of income, gain, deduction, loss or credit arising out of the income, properties and operations of the Companies shall be reported or disclosed in such Tax Returns; provided, however, that, subject to the immediately succeeding sentence, such Tax Returns shall be prepared by treating items on such Tax Returns in a manner consistent with the past practices of the Companies with respect to such items. With respect to any consolidated, combined or unitary Tax Returns prepared or filed with respect to the Companies (other than consolidated, combined or unitary Tax Returns prepared or filed with respect to a group, the only members of which are the Companies) Parent and the Seller shall treat items on such Tax Return in a manner consistent with the past practices of the Companies with respect to such items, but only to the extent that any inconsistency would or may materially increase the Tax liability of the Buyer, any Company for any Post-Closing Period.

            (b) Except as provided in Section 9.1(a), the Buyer shall have the exclusive authority and obligation to prepare and timely file, or cause to be prepared and timely filed, all Tax Returns of the Companies. Such authority shall include the determination of the manner in which any items of income, gain, deduction, loss or credit arising out of the income, properties and operations of the Companies shall be reported or disclosed on such Tax Returns.

      9.2   Payment of Taxes.

            (a) Parent and the Seller shall be jointly and severally responsible and liable for the timely payment of all Seller Taxes. The Buyer shall be responsible and liable for the timely payment of all Buyer Taxes. Parent and the Seller jointly and severally agree to pay to the Buyer, at least five Business Days prior to the due date thereof, all Seller Taxes for which the Buyer, the Companies are required to pay to the applicable taxing authority to the extent (i) such Seller Taxes have not already been paid by Parent, the Seller, any Company on or before the Closing Date and (ii) the amount of such Seller Taxes are not reflected as a liability on the Closing Date Accounting Differential statement.

            (b) All Taxes and Tax liabilities with respect to the income, property or operations of the Companies that relate to the Overlap Period shall be apportioned between the Pre-Closing Period and the Post-Closing Period as follows: (i) in the case of Taxes other than income, sales and use and withholding Taxes, on a per diem basis, and (ii) in the case of income, sales and use and withholding Taxes, as determined from the books and records of the Companies as though the taxable year of any such Company, as the case may be, terminated at the close of business on the Closing Date.

      9.3   Controversies.

            (a) The Buyer shall promptly notify the Seller upon receipt by the Buyer or any Affiliate of the Buyer (including the Companies after the Closing
Date) of written notice of any Pre-Closing Tax Matter. For purposes of this
Section 9.3(a), "Pre-Closing Tax Matter" means any inquiry, claim, assessment, audit or similar event with respect to Taxes relating to a taxable period ending on or prior to the Closing Date for which Parent or the Seller may be liable under this Agreement. Parent and the Seller, at their sole expense, shall have the authority to represent the interests of the Companies with respect to any Pre-Closing Tax Matter before the IRS, any other taxing authority, any other Governmental Authority or any court and shall have the sole right to control the defense, compromise or other resolution of any Pre-Closing Tax Matter, including responding to inquiries, filing Tax Returns and contesting, defending against and resolving any assessment for additional Taxes or notice of Tax deficiency or other adjustment of Taxes of, or relating to, a Pre-Closing Tax Matter; provided, that none of Parent, the Seller or any Affiliate thereof shall enter into any settlement of or otherwise compromise any Pre-Closing Tax Matter that would or may materially increase the Tax liability of the Buyer or any Company, or any Affiliate of the foregoing, for any Post-Closing Period without the prior written consent of the Buyer, which consent shall not be unreasonably withheld, conditioned or delayed.

            (b) Parent or the Seller shall promptly notify the Buyer upon receipt by Parent, the Seller or any Affiliate of Parent or the Seller of written notice of any inquiries, claims, assessments, audit or other similar events with respect to Taxes relating to a taxable period ending after the Closing Date for which the Buyer may be liable under this Agreement. Except as otherwise provided in Section 9.3(a) above, the Buyer shall have the sole right to control any audit or examination by any taxing authority, initiate any claim for refund or amend any Tax Return, and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of, or relating to, the income, assets or operations of the Companies for all taxable periods; provided, that neither the Buyer nor any Affiliate thereof shall enter into any settlement of or otherwise compromise any such inquiry, claim, assessment, audit or similar event that would or may materially increase the Tax liability of Parent, the Seller or any Company, or any Affiliate of the foregoing, for any Pre-Closing Period without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed.

      9.4 Transfer Taxes. All transfer, sales and use, registration, stamp and similar Taxes imposed in connection with the sale of the Interests or any other transaction that occurs, or is deemed to occur, pursuant to this Agreement, but specifically excluding Excess Conversion Taxes, shall be shared equally between the Buyer, on the one hand, and Parent and the Seller jointly and severally, on the other hand.

      9.5 Amended Returns. Neither Parent nor the Seller shall file or cause to be filed any amended Tax Return or claim for refund with respect to the income, property or operations of the Companies without the prior written consent of the Buyer, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that such Buyer consent shall not be required for the filing of any amended consolidated, combined or unitary Tax Return, or claim for refund relating to any consolidated, combined or unitary Tax Return, with respect to the Companies (other than a consolidated, combined or unitary Tax Return or claim for refund prepared or filed by, or on behalf of, a group, the only members of which are the Companies) if the filing of such amended Tax Return or claim for refund would not materially increase the Tax liability of the Buyer, any Company, or any Affiliate of the foregoing, for any Post-Closing Period.

      9.6 Prior Tax Agreements. Prior to the Closing Date, Parent and the Seller shall terminate or cause to be terminated any and all of the tax sharing, allocation, indemnification or similar agreements, arrangements or undertakings in effect, written or unwritten, as between Parent, the Seller or any predecessor or Affiliate thereof, on the one hand, and any Company, on the other hand, for all Taxes imposed by any government or taxing authority, and there shall be no continuing obligation to make any payments under any such agreements, arrangements or undertakings.

      9.7   Indemnification.

            (a) Notwithstanding any provision to the contrary contained in this Agreement (but subject to Section 9.4), the Seller and Parent jointly and severally agree to indemnify, defend and hold the Buyer, its Affiliates (including the Companies) and the successors to the foregoing (and their respective stockholders, members, officers, directors, managers, employees agents, successors and assigns) harmless, on an after-tax basis, from and against: (i) all Taxes, losses, claims and expenses resulting from, arising out of, or incurred with respect to, any claims that may be asserted by any party based on, attributable to, or resulting from the failure of any representation or warranty made pursuant to Section 2.13 to be true and correct in all respects as of the date of this Agreement and as of the Closing Date; provided, however, that, except with respect to the representations and warranties made pursuant to Sections 2.13(c)(iii), 2.13(c)(vi) and 2.13(c)(viii), neither the Seller nor Parent shall have any obligation to indemnify the Buyer and its Affiliates under this Section 9.7(a)(i) to the extent the claim for indemnity relates to a Tax liability for Post-Closing Periods that is attributable to a breach of the representations and warranties made pursuant to Section 2.13; (ii) all Seller Taxes; and (iii) all Taxes imposed on the Companies as a result of the provisions of Treasury Regulation Section 1.1502-6 or the analogous provisions of any state, local or foreign law; provided, however, that neither the Seller nor Parent shall have any obligation to indemnify the Buyer for a liability for Taxes of the Companies pursuant to this Section 9.7(a) to the extent that the amount of such Tax is reflected as a liability in the calculation of the Closing Date Accounting Differential.

            (b) Notwithstanding any provision to the contrary contained in this Agreement (but subject to Section 9.4), the Buyer agrees to indemnify, defend and hold the Seller, Parent and their respective Affiliates and the successors to the foregoing (and their respective stockholders, members, officers, directors, managers, employees agents, successors and assigns) harmless, on an after-tax basis, from and against all Buyer Taxes.

            (c) All amounts paid in respect of any indemnification claim pursuant to this Section 9.7 shall, to the extent permitted by applicable law, be treated as adjustments to the Purchase Price for all Tax purposes.

      9.8 Post-Closing Access and Cooperation. Subject to the immediately succeeding sentence, all books and records, including Tax Returns and other work papers regarding Taxes with respect to the income, property or operations of the Companies shall remain the property of the Companies. With respect to consolidated, combined or unitary Tax Returns, and work papers related thereto, prepared or filed by, or on behalf of, the Companies (other than consolidated, combined or unitary Tax Returns, and work papers related thereto, prepared or filed by, or on behalf of, a group, the only members of which are the Companies) the Seller or Parent shall retain the originals thereof and shall not be required to provide to the Buyer copies of such Tax Returns and work papers; provided, however, that Parent and/or the Seller will provide the Buyer with reasonable access to information that may reasonably be necessary for the purpose of completing any Nonconforming Tax Return, but access to such information will be limited to those periods covered by such Nonconforming Tax Return. The Buyer shall afford the Seller and Parent, upon reasonable notice and without undo interruption to the businesses of the Companies, reasonable access, during normal business hours, to the books and records of the Companies, to the extent that such books and records relate to a Pre-Closing Period, for the purpose of enabling the Seller or Parent to (a) prepare the Tax Returns specified in
Section 9.1(a), (b) investigate or contest any Tax Matter that the Seller or Parent has the authority to conduct under Section 9.3 and (c) evaluate any claim for indemnification under Section 9.7. The Buyer shall, from and after the Closing Date, preserve all books and records of the Companies relating to the Companies prior to the Closing Date for a seven-year period after the Closing Date, and, thereafter, not destroy or dispose of or allow the destruction or disposal of such books and records without first having offered to deliver such books and records to the Seller or Parent at the Seller's or Parent's expense. If neither the Seller nor Parent requests such books and records within 30 days after receipt of the notice described in the preceding sentence, the Buyer may dispose of such books and records at its discretion.


                                   SECTION 10.
                                  MISCELLANEOUS
                                  -------------

      10.1 Knowledge. As used in any representation or warranty contained in this Agreement, "Knowledge" means, with respect to any Person, the knowledge that a Person's Designated Individuals have acquired in the prudent exercise of each such individual's duties in light of this Agreement and the transactions contemplated hereby, it being understood that such Person's Designated Individuals have reviewed this Agreement and made reasonable inquiry into the subject matter thereof, including the representations and warranties contained herein.

      10.2  Expenses.

            (a) Except as expressly provided herein, each Party shall bear its own (i) costs incurred as a result of the transfer of the Interests, including payments to third parties, if any, to obtain their consent to such transfer and
(ii) professional fees and related costs (including fees and costs of investment bankers, accountants, attorneys, benefits specialists, tax advisors and appraisers) incurred by it in connection with the preparation, execution and delivery of this Agreement and the other Related Documents and the transactions contemplated hereby and thereby.

            (b) Notwithstanding anything to the contrary, all legal, accounting, investment banking and other expenses of the Companies in connection with the transactions contemplated by this Agreement shall be the joint and several responsibility of Parent and the Seller and shall not be, and shall not become, liabilities of any Company, and shall not be assumed in any way whatsoever by the Buyer or any of its Affiliates.

      10.3  Confidentiality; Public Announcements; Tax Treatment.

            (a) Subject to the requirements of applicable law and the obligations and restrictions imposed by the Confidentiality Agreements, each Party shall maintain in confidence (i) the provisions of this Agreement and (ii) all information received from the other Party as a result of any due diligence investigation conducted relative to the execution of this Agreement and shall use such information only in connection with evaluating the transactions contemplated hereby. The obligation of confidentiality and non-use shall not apply to any information which (x) is or becomes generally available to the public through no fault of the receiving party, (y) is independently developed by the receiving party or (z) is received in good faith from a third party who is lawfully in possession of such information and has the lawful right to disclose or use it. After the Closing, the prohibition under this Section 10.3 on the Buyer's use of information relating to the Seller and the Companies and their business operations will terminate.

            (b) Without limiting the generality of the foregoing, no Party shall, nor shall any of their respective Affiliates, without the prior written approval of the other Party, issue any press releases or otherwise make any public statements with respect to the transactions contemplated by this Agreement, except as may be required by applicable law or regulation or by obligations pursuant to any listing agreement with any national securities exchange so long as such Party has used commercially reasonable efforts to obtain the approval of the other Party prior to issuing such press release or making such public disclosure.

            (c) Notwithstanding anything to the contrary contained in this Agreement, in any other Related Document or in any document, agreement or understanding relating to the transactions contemplated by this Agreement (the "Transactions"), each Party (and each employee, representative or other agent of such Party) is and has been authorized to disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that this sentence shall not permit any disclosure that otherwise is prohibited by this Agreement (i) until the earlier of (x) the date of the public announcement of discussions relating to the Transactions, (y) the date of the public announcement of the Transactions, and (z) the date of the execution of an agreement (with or without conditions) to enter into the Transactions; or (ii) if such disclosure would result in a violation of federal or state securities laws; or (iii) to the extent not related to the tax aspects of the transaction. Moreover, nothing in this Agreement shall be construed to limit in any way any party's ability to consult any tax advisor regarding the tax treatment or tax structure of the Transactions. For purposes of this clause
(c), the "tax treatment" of a transaction means the purported or claimed U.S. federal income tax treatment of the transaction, and the "tax structure" of a transaction means any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transaction.

      10.4 Governing Law. THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, AND ALL MATTERS RELATING HERETO, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS

EXECUTED AND TO BE PERFORMED SOLELY WITHIN SUCH STATE, EXCLUSIVE OF CONFLICTS OF LAWS PRINCIPLES.

      10.5 Notices. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by facsimile (confirmed by telephone) or by registered or certified mail, postage prepaid, addressed as follows:

      if to the Buyer, to:

            First American Real Estate Solutions LLC
            5601 La Palma Avenue
            Anaheim, California 92807
            Telephone:        (714) 701-2230
            Facsimile:        (714) 701-9231
            Attention:        Dennis Gilmore
                              Jerry Hoerauf

            with a copy to:

            The First American Corporation
            One First American Way
            Santa Ana, California 92707
            Telephone:        (714) 800-3000
            Facsimile:        (714) 800-3403
            Attention:        Parker S. Kennedy
                              Kenneth D. DeGiorgio

            and

            White & Case LLP
            633 West Fifth Street
            Los Angeles, California 90071
            Telephone:        (213) 620-7700
            Facsimile:        (213) 687-0758
            Attention:        Neil W. Rust

      if to the Seller or Parent, to:

            Transamerica Finance Corporation
            4333 Edgewood Road NE
            Cedar Rapids, Iowa 52499
            Telephone:        (319) 398-8814
            Facsimile:        (319) 369-2218
            Attention:        Craig Vermie

            with a copy to:

            Gibson, Dunn & Crutcher LLP
            1050 Connecticut Avenue N.W.
            Washington, D.C. 20036
            Telephone:        (202) 955-8500
            Facsimile:        (202) 530-9613
            Attention:        Stephanie Tsacoumis

or such other address or number as shall be furnished in writing by any such Party, and such notice or communication shall, if properly addressed, be deemed to have been given as of the date so delivered, sent by facsimile and confirmed by telephone or five Business Days after deposit into the U.S. mail by certified mail, return receipt requested, postage prepaid.

      10.6 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any Party, other than by operation of law, except that the Buyer may assign any of its rights and benefits (but not its obligations) hereunder to any of its Affiliates. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

      10.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

      10.8 Entire Agreement. Except as expressly provided herein, this Agreement, including the other Related Documents and the other documents referred to herein and the Seller Disclosure Letter, which form a part hereof, contains the entire understanding of the Parties with respect to the subject matter contained herein and therein. This Agreement and such other documents supersede all prior agreements and understandings between the Parties with respect to such subject matter. The provisions of this Agreement relating to confidentiality supplement (and do not supercede) the Confidentiality Agreements, which remain in full force and effect.

      10.9 Amendments. This Agreement may not be amended or modified orally, but only by an agreement in writing signed by the Parties.

      10.10 Third Party Beneficiaries. Each Party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the Parties hereto.

                                      * * *

      IN WITNESS WHEREOF, each of the Parties has caused its name to be hereunto subscribed by its duly authorized signatory as of the day and year first above written.


                                     FIRST AMERICAN REAL ESTATE
                                     SOLUTIONS LLC



                                     By:  /S/ PARKER F. KENNEDY
                                          ------------------------------------
                                          Name:  Parker F. Kennedy
                                          Title:


                                     TRANSAMERICA FINANCE
                                     CORPORATION



                                     By:  /S/ CHRISTOPHER L. GILLOCK
                                          ------------------------------------
                                          Name:  Christopher L. Gillock
                                          Title: Executive Vice President


                                     TREIS HOLDINGS, INC.



                                     By:  /S/ VINCENT HILLERY
                                          ------------------------------------
                                          Name:  Vincent Hillery
                                          Title: Executive Vice President,
                                                 General Counsel and Secretary












                                      D-1